Exhibit 10.1

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - NET
AIR COMMERCIAL REAL ESTATE ASSOCIATION
1.Basic Provisions ("Basic Provisions").
1.1    Parties: This Lease ("Lease"), dated for reference purposes only June 12, 2013 is made by and between THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin
corporation     ("Lessor")
and ENDOLOGIX, INC., a Delaware corporation

("Lessee"), (collectively the "Parties", or individually a "Party").
1.2(a)    Premises: That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 2 Musick and
35 Hammond         located in the City of Irvine            , County of Orange        , State of California        , with zip code 92618        , as outlined on Exhibit "A"     attached hereto ("Premises") and generally described as (describe briefly the nature of the Premises): two (2) industrial buildings in the Parker
Business Center comprised of 96,000 square feet at 2 Musick and 33,462 square feet at 35 Hammond
In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall have non‑exclusive rights to the Common Areas (as defined in Paragraph 2.6 below) as hereinafter specified, but shall not have any rights to the roof (except as set forth in Paragraphs 73.C. and 78 of the Lease Addendum), exterior walls or utility raceways of the buildings containing the Premises ("Building") or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Project." (See also Paragraph 2)
1.2(b)    Parking: 485             unreserved vehicle parking spaces ("Unreserved Parking Spaces"); and -0-             reserved vehicle parking spaces ("Reserved Parking Spaces"). (See also Paragraph 2.5)
1.1    Term: fifteen (15)                 years and -0-             months ("Original Term")
commencing January 1, 2014     ("Commencement Date") and ending December 31, 2028
("Expiration Date"). (See also Paragraph 3)
1.2    Early Access:                      ("Early Access Date"). (See also Paragraphs 3.2 and 3.3) Commencing upon the mutual execution of this Lease (the "Early Access Date"), Lessee shall be entitled to early access to the Premises for the sole purpose of supporting Lessor's and Lessee's mutual work to ready the Premises, provided Lessee has delivered to Lessor the insurance certificates and endorsements required by Paragraph 68(b) of the Lease Addendum, and the Base Rent, Common Area Operating Cost, and Security Deposit required by Paragraph 1.7. In no event shall Lessee occupy the Premises prior to January 1, 2014, even if all construction contemplated by Paragraphs 73 and 74 of the Lease Addendum has been completed prior to January 1, 2014. Said early access shall be free of Base Rent, Common Area Operating Cost, insurance and Real Property Taxes; provided, however, effective as of the January 1, 2014 Commencement Date, Lessee shall be responsible for Base Rent, Common Area Operating Costs, Insurance and Real Property Taxes for the remainder of the Lease Term. Lessee's early access shall not interfere with Lessor's Work required by Paragraph

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Exhibit 10.1

73 of the Lease Addendum. At all times prior to January 1, 2014, Lessor shall maintain operating control of the Premises.
1.3    Base Rent: $    161,828.00     per month ("Base Rent"), payable on the first (1st)
day of each month commencing January 1, 2014     . (See also Paragraph 4)
☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Paragraph 57 of the Lease Addendum.
1.4    Lessee's Share of Common Area Operating Expenses: thirty-one & 7/10 percent (31.7%) ("Lessee's Share"). Lessees Share of Common Area Operating Expenses is based upon the ratio of the square footage of the Premises (i.e., 129,462 square feet) to the square footage of all of the buildings in the Project. (i.e., 408,502 square feet). In the event that the square footage of the Premises or the other buildings in the Project shall hereafter change, Lessor shall compute the revised Lessee's Share of Common Area Operating Expenses and inform Lessee In writing thereof.
1.5    Base Rent and Other Monies Paid Upon Execution:
(a)    Base Rent: $     161,828.00     for the period October 1-31, 2014
(See Paragraph 76 of the Lease Addendum).
(b)    Common Area Operating Expenses: $   31,071.00    for the period October 1-31, 2014
(See Paragraph 76 if the Lease Addendum).
(c)    Security Deposit: $    202,285.00   ("Security Deposit"). (See also Paragraph 5)
See Paragraph 76 of the Lease Addendum.
(d)    Other: $    -0-     for N/A
(e)    Total Due Upon Execution of this Lease: $    395,184.00
1.6    Agreed Use:
general office, research and development, manufacturing, and any other use allowable under applicable municipal zoning, state and federal regulations, and applicable covenants, conditions, and restrictions as reasonably approved by Lessor    (See also Paragraph 6)
See paragraphs 52.1 through 52.8 of Lease Addendum.
1.7    Insuring Party. Lessor is the "Insuring Party". (See also Paragraph 8)
1.8    Real Estate Brokers: (See also Paragraph 15)
(a)    Representation: The following real estate brokers (the "Brokers") and brokerage relationships exist in this transaction
(check applicable boxes):
☑    Voit Real Estate Services                                                represents Lessor exclusively ("Lessor's Broker");
☑    CRESA Orange County                                                 represents Lessee exclusively ("Lessee's Broker"); or
☒                                                                                              represents both Lessor and Lessee ("Dual Agency").
(b)    Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement.
1.9    Addenda and Exhibits. Attached hereto is an Addendum or Addenda consisting of Paragraphs    50    through    78    and Exhibits    "A"        through     "R"     , all of which constitute a part of this Lease.
2.    Premises.
2.1    Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set

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Exhibit 10.1

forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less.
2.2    Condition. Lessor shall deliver that portion of the Premises contained within the Building (“Unit") to Lessee broom clean and free of debris on the Commencement Date or the Early Access Date, whichever first occurs ("Start Date"), and, except as set forth in Paragraphs 73 and 74 of the Lease Addendum, Lessee accepts the Premises in its "AS-IS" condition.
2.3    Compliance. Lessor warrants that the improvements on the Premises, the Buildings, and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record, regulations, and ordinances in effect on the Start Date ("Applicable Requirements"). Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Unit, Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building ("Capital Expenditure"), Lessor and Lessee shall allocate the cost of such work as follows:
(a)    Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months' Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months' Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.
(b)    If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for the portion of such costs reasonably attributable to the Premises pursuant to the formula set out in Paragraph 7.1(d); provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor's termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor's share of such costs have been fully paid. If Lessee is unable to finance Lessor's share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

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Exhibit 10.1

(c)    Notwithstanding the above, (i) the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements, and (ii) Lessor shall have no obligation after the Start Date to comply with applicable requirements of the Americans with Disabilities Act or similar state or federal requirements, or other building codes and regulations, all of which after the Start Date shall be the obligation of Lessee; provided, however, that Lessor shall be obligated to make any repairs or Improvements resulting from any violation of the ADA or similar state or federal requirements in existence on the Start Date. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.
(d)    Lessor represents and warrants that as of the date hereof and as of the Start Date, (a) Lessor is the sole fee owner of the Building, the Premises, and the Project, (b) there are no encumbrances, liens, agreements, or covenants in affect that would materially or unreasonably limit Lessor's rights hereunder, (c) Lessor is unaware of any impending condemnation plans, proposed assessments, or other adverse conditions relating to the Premises or the Project. Lessor also represents and warrants that as of the date hereof and as of the Turnover Date (as said term is defined in Paragraph 73(d)(ii) of the Lease Addendum), the roof shall be watertight.
2.4    Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee's intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessors agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessors sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.
2.5    Vehicle Parking. Lessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles." Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.8. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor.
(a)    Lessee shall not knowingly permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.
(b)    Lessee shall not service or store any vehicles in the Common Areas.
(c)    If any of the prohibited activities described in this Paragraph 2.5 shall exist, then Lessor shall have the right, upon prior notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and, if Lessee knowingly permitted such prohibited activities, charge the cost to Lessee, which cost shall be promptly payable upon demand by Lessor.
2.6    Common Areas - Definition. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other

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Exhibit 10.1

tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas, but excluding fences and gates which are for the exclusive use of Lessee.
2.7    Common Areas - Lessee's Rights. Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be promptly payable upon demand by Lessor.
2.8    Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations ("Rules and Regulations") for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. A copy of the Project's current Rules and Regulations is attached hereto as Exhibit "B". Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project.
2.9    Common Areas - Changes. Lessor shall have the right, in Lessors sole discretion, from time to time:
(a)    To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways; provided such changes to not unreasonably impair Lessee's access to or use of the Premises;
(b)    To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;
(c)    To designate other land outside the boundaries of the Project to be a part of the Common Areas;
(d)    To add additional buildings-and improvements to the Common Areas;
(e)    To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and
(f)    To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.
3.    Term.
3.1    Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.
3.2    Early Access. The Early Access set forth at Paragraph 1.4 of the Lease shall not affect the Commencement Date or the Expiration Date.
3.3    In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date, and the date of Early

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DOCSOC/1636005v1/018854-0004

Exhibit 10.1

Access of the Premises as set forth in Paragraph 1.4 above. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within 60 days after the Commencement Date, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee's right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Lessee by the Start Date and Lessee does not terminate this Lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee.
3.4    Lessee Compliance. Lessor shall not be required to tender access of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.
4.    Rent.
4.1    Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("Rent").
4.2    Common Area Operating Expenses. See also Paragraph 67 of the Lease Addendum. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share (as specified in Paragraph 1.6) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:
(f)    "Common Area Operating Expenses" are defined, for purposes of this Lease, in Paragraph 67 of the Lease Addendum.
(g)    Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.
(h)    The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.
(i)    Lessee's Share of Common Area Operating Expenses shall be payable by Lessee within 10 days after a reasonably detailed statement of actual expenses is presented to Lessee. At Lessor's option, however, an amount may be estimated by Lessor from time to time of Lessee's Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each 12 month period of the Lease term, on the same day as the Base Rent is due hereunder. Lessor shall deliver to Lessee within ~~60~~ 90 days after the expiration of each calendar year a reasonably detailed statement showing Lessee's Share of the actual Common Area Operating Expenses incurred during the preceding year. If Lessee's payments under this Paragraph 4.2(d) during the preceding year exceed Lessee's Share as indicated on such statement, Lessor shall credit the amount of such

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DOCSOC/1636005v1/018854-0004

Exhibit 10.1

over-payment against Lessee's Share of Common Area Operating Expenses next becoming due. If Lessee's payments under this Paragraph 4.2(d) during the preceding year were less than Lessee's Share as indicated on such statement, Lessee shall pay to Lessor the amount of the deficiency within 10 days after delivery by Lessor to Lessee of the statement.
4.3    Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any late charges which may be due.
5.    Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessors reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor's reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 14 days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.
6.    Use.
6.1    Use. Subject to all of the covenants and restrictions set forth in this Lease, Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that unreasonably disturbs occupants of or causes damage to neighboring premises or properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, will not increase the risk of contamination with Hazardous Substances, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in the Agreed Use.
6.2    Hazardous Substances. See paragraph 56 of the Lease Addendum.
(a)    Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible

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DOCSOC/1636005v1/018854-0004

Exhibit 10.1

therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 56 of the Lease Addendum and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessors desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor's notice of termination.
6.3    Lessee's Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall promptly upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.
6.4    Inspection; Compliance. Lessor and Lessor's "Lender" (as defined in Paragraph 29) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the reasonable cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In no event shall any inspection undertaken by Lessor relieve Lessee of its obligation to maintain and repair the Premises or for liability to Lessor and/or third parties for Lessee's failure to adequately maintain and repair the Premises.
7.    Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.
7.1    Lessee's Obligations.
(b)    In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations (intended for Lessee's exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting

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DOCSOC/1636005v1/018854-0004

Exhibit 10.1

facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, roof membrane, floors, fences, gates, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair, and free of any dangerous conditions. Lessee shall routinely (but not less often than every six months) Inspect the Premises to determine whether maintenance or repair of any portion thereof is required in accordance with the terms of this Lease. Lessee shall immediately notify Lessor in writing if it believes a dangerous condition shall exist on the Premises and shall immediately take such action as Lessor and Lessee shall mutually agree is required to eliminate said dangerous condition.
(c)    Service Contracts. Lessor shall, at Lessee's sole expense, procure and maintain contracts in customary form and substance for the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler and pressure vessels, (iii) clarifiers, and (iv) any other equipment, if reasonably required by Lessor. Notwithstanding the above, Lessee may, at its election, either perform any of the services that otherwise would be covered by said service contracts or itself obtain said service contracts; provided, however, (i) service contracts for life safety systems and roof inspections shall be obtained by Lessor, at Lessee's expense, (ii) all such maintenance contracts shall be subject to the prior review and approval of Lessor, (iii) Lessee shall provide Lessor with copies of all maintenance reports of each such service contractor (which shall be not less often than quarterly), and (iv) if Lessor at any time reasonably determines that Lessee or Lessee's HVAC service contractor is not adequately maintaining the HVAC system, Lessor reserves the right, upon thirty (30) days' notice to Lessee, to procure and maintain any or all of such service contracts throughout the remainder of the Lease Term in the event Lessee fails to cure within said 30-day period to Lessor's reasonable satisfaction its failure to adequately maintain the HVAC system, and if Lessor so elects, Lessee shall reimburse Lessor upon thirty (30) days written demand from Lessor for the cost thereof and for the cost of repairs or replacements not covered by said maintenance contract. In the event Lessee elects to either perform such services or obtain said service contracts, and if as itself a result thereof there is a reduction in Lessor's Project wide costs for such service contracts Lessor shall credit such cost savings to Lessee's Share of Common Area Operating Expenses.
(d)    Failure to Perform. If Lessee fails to perform Lessee's obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly reimburse Lessor for the cost thereof.
(e)    Replacement. Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.5 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if the replacement of an item described in Paragraph 7.1(b) is required to be capitalized for federal Income tax purposes, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount required to fully amortize such cost based upon the useful life thereof for federal income tax purposes using an annual interest rate equal to the greater of (i) seven and five-tenths percent (7.5%), and (ii) the market rate cost of funds, as determined by Lessor. Lessee may prepay its obligation at any time.
7.2    Lessor's Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee's Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, Common Area

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Exhibit 10.1

fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.
7.3    Utility Installations; Trade Fixtures; Alterations.
(a)    Definitions. The term "Utility Installations" refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing and gates in or on the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).
(b)    Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof, the roof membrane, and the concrete slab, or any existing walls, including without limitation any Alterations to the exterior paint and/or coatings, and the cumulative cost thereof does not exceed a sum equal to 3 month's Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of the construction contract with the general contractor, a certificate on insurance from the contractor and each of its subcontractors insuring Lessor and its agents and affiliates with the insurance described in Paragraph 68 of the Lease Addendum and both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month's Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 110% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor; provided, however, a lien and completion bond shall not be required for the improvements described in Paragraph 74 of the Lease Addendum.
(c)    Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialman's lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days’ notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 125% of the amount of such contested lien, claim or demand,

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Exhibit 10.1

indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.
7.4    Ownership; Removal; Surrender; and Restoration.
(g)    Ownership. Except for those Alterations and Utility Installations required by Paragraph 74.G of the Lease Addendum to be removed by Lessee upon the expiration or earlier termination of the Lease, all Alterations and Utility Installations made by Lessee pursuant to Paragraph 74 of the Lease, excluding Trade Fixtures and all other personal property of Lessee, shall be the property of Lessor and considered a part of the Premises. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.
(h)    Removal. Lessor may require that any or all improvements to the Premises installed by Lessor on behalf of Lessee, and any or all Lessee Owned Alterations or Utility Installations, be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent. Lessor shall notify Lessee at the time Lessor approves Lessee Alterations or Utility Installations whether such improvements must be removed upon the expiration or early termination of the Lease. Also see Paragraph 74.G of the Lease Addendum.
(i)    Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 25 below.
8.    Insurance; Indemnity.
8.1    Payment of Premiums. The cost of the premiums for the insurance policies required to be carried by Lessor, pursuant to Paragraph 68 of the Lease Addendum, shall be a Common Area Operating Expense. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Date or Expiration Date.
8.2    Liability Insurance. See paragraph 68 of the Lease Addendum.
8.3    Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least A-, VI, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates and endorsements evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 30 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such

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Exhibit 10.1

policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.
8.4    Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.
8.5    Indemnity. See Paragraph 69 of Lease Addendum.
8.6    Exemption of Lessor from Liability. Except for Lessor's negligence or willful misconduct, Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor nor from the failure of Lessor to enforce the provisions of any other lease in the Project. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.
9.    Damage or Destruction.
9.1    Definitions.
(d)    "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 180 days or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month's Base Rent. Lessor shall notify Lessee in writing within 60 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.
(e)    "Premises Total Destruction" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 180 days or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 6 month's Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.
(f)    "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.2, irrespective of any deductible amounts or coverage limits involved.
(g)    "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.
(h)    "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 56(a) of the Lease Addendum, in, on, or under the Premises.
9.2    Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade

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Exhibit 10.1

Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, Lessor shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, Lessor shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.
9.3    Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.
9.4    Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.4.
9.5    Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Lessor or Lessee may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to the other party within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such

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Exhibit 10.1

option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.
9.6    Abatement of Rent; Lessee's Remedies.
(a)    Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.
(b)    Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. "Commence" shall mean either the preparation of the required plans has begun, or the beginning of the actual work on the Premises has begun, whichever first occurs.
9.7    Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(a) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.
9.8    Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.
10.    Real Property Taxes.
10.1    Definition. As used herein, the term "Real Property Taxes" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project or any portion thereof or a change in the improvements thereon. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.
10.2    Payment of Taxes. Lessor shall pay the Real Property Taxes applicable to the Common Area Project, and all such amounts shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2. Lessor shall pay the Real Property Taxes on the parcel on which the Premises are located, which, with respect to 2 Musick, constitutes forty-three and 15/100ths percent (43.15%) of the aggregate Real Property Taxes on all buildings on the Tax Parcel on which the Premises are located, and with respect to 35 Hammond, constitutes one hundred percent (100%) of the Real Property Taxes on

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Exhibit 10.1

the Tax Parcel on which 35 Hammond is located. Lessee shall reimburse Lessor therefor in equal monthly payments at the same time as ease Rent is clue and payable hereunder.
10.3    Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee's request.
10.4    Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.
10.5    Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.
11.    Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon, and shall contract directly for all such services. Notwithstanding the provisions of Paragraph 4.2, if at any time in Lessor's sole judgment, Lessor determines that Lessee is generating such a large volume of trash as to require an increase in the size of the dumpster and/or an increase in the number of times per month that the dumpster is emptied, then Lessor may increase Lessee's Base Rent by an amount equal to such increased costs.
12.    Assignment and Subletting.
12.1    Lessor's Consent Required. See paragraphs 53.1 through 53.7 of the Lease Addendum.
13.    Default; Breach; Remedies.
13.1    Default; Breach. A "Default" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A "Breach" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:
(a)    The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.2 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.
(b)    The failure of Lessee either (i) to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, (ii) to provide reasonable evidence of insurance or surety bond, or (iii) to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 5 business days following written notice to Lessee; provided, however, such 5-day notice period is inclusive of any statutory notice including without limitation a 3-clay notice to pay rent or quit.

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Exhibit 10.1

(c)    The failure by Lessee to provide (i) reasonable written evidence or satisfactory written explanation of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 39 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 30 days following written notice to Lessee.
(d)    A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee's Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.
(e)    The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor" as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 90 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.
(f)    The discovery that any financial statement of Lessee given to Lessor was materially false.
13.2    Remedies. If Lessee is in Default of any of its affirmative duties or obligations, within 30 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:
(c)    Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that pro rata portion of any leasing commission and tenant improvements construction costs and or allowances paid by Lessor in connection with this Lease applicable

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Exhibit 10.1

to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.
(d)    Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.
(e)    Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.
13.3    Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions", shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee the pro rata portion of such Inducement Provisions applicable to the unexpired term of this Lease, shall automatically be deemed deleted from this Lease and of no further force or effect, and said pro rata portion of any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.
13.4    Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.
13.5    Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30

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Exhibit 10.1

days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest ("Interest") charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus 4%, but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.
13.6    Breach by Lessor.
(a)    Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.
(b)    Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or fails to immediately commence such cure in the event of an emergency, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and offset from Rent an amount equal to the greater of one month's Base Rent or the Security Deposit, and to pay an excess of such expense under protest, reserving Lessee's right to reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor.
14.    Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Unit, or more than 25% of Lessee's Reserved Parking Spaces, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.
15.    Brokerage Fees.
15.1    Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions

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Exhibit 10.1

of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.
16.    Estoppel Certificates. See paragraphs 54, 71, and 72 of the Lease Addendum.
17.    Definition of Lessor. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor's interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6.2 above.
18.    Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.
19.    Days. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.
20.    Limitation on Liability. Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.
21.    Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.
22.    No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys' fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.
23.    Notices.
23.1    Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

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Exhibit 10.1

23.2    Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.
24.    Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.
25.    No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 125% of the base Rent applicable immediately preceding the expiration or termination of this Lease for the first three (3) months and thereafter to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee. If Lessor consents in writing to a holdover, such tenancy shall be from month-to-month and may be terminated by Lessor or Lessee upon thirty (30) days' prior to written notice to the other.
26.    Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.
27.    Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shalt not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.
28.    Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.
29.    Subordination; Attornment; Non-Disturbance.
29.1    Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

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Exhibit 10.1

29.2    Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 29.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of such new owner, this Lease shall automatically become a new Lease between Lessee and such new owner, upon all of the terms and conditions hereof, for the remainder of the term hereof, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor's obligations hereunder, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month's rent, or (d) be liable for the return of any security deposit paid to any prior lessor.
29.3    Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "Non-Disturbance Agreement") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. There are currently no Security Devices with respect to the Premises or the Project.
29.4    Self-Executing. The agreements contained in this Paragraph 29 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.
30.    Attorneys' Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred.
31.    Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary "For Sale" signs and Lessor may during the last 6 months of the term hereof place on the Premises any ordinary "For Lease" signs. Lessee may at any time place on the Premises any ordinary "For Sublease" sign.
32.    Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.
33.    Signs. Except for ordinary "For Sublease" signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessors prior written consent. All signs must comply with all Applicable Requirements and Lessor's Sign Criteria attached hereto as Exhibit "C". Lessee shall have the right to erect its company signage at the Premises on the exterior of both buildings, as well as a monument sign fronting said buildings, Lessor's

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Exhibit 10.1

consent thereto shall not be unreasonably withheld, conditioned or delayed. The monument sign must be in accordance with the specifications attached hereto as Exhibit "R".
34.    Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.
35.    Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor, but in no event to exceed $1,000.00. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.
36.    Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.
37.    Options. See paragraph 60 of the Lease Addendum. If Lessee is granted an option, as defined below, then the following provisions shall apply.
38.    Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.
39.    Reservations. Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.
40.    Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.
41.    Authority. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity

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Exhibit 10.1

represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within 30 days after request, deliver to the other party satisfactory evidence of such authority.
42.    Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions. Any conflict between this Lease and the Lease Addendum shall be governed by the Lease Addendum.
43.    Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.
44.    Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.
45.    Multiple Parties. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.
46.    Waiver of Jury Trial. The Parties hereby waive their respective rights to trial by jury in any action or proceeding involving the Property or arising out of this Agreement.
47.    Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☑ is not attached to this Lease.
LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.
ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:
1.    SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.
2.    RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.
WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

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Exhibit 10.1

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at: On:	Executed at: One:
By LESSOR: THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation	By LESSEE: ENDOLOGIX, INC., a Delaware corporation
By: Northwestern Mutual Real Estate Investments LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized agent
By: /s/ Don Morton
Name Printed: Don Morton
Title: Director-Field Asset Mgmt.
By:
Name Printed:
Title:
Address:

Telephone:(_____)
Facsimile:(_____)
Federal ID No.

By: /s/ John McDermott Name Printed: John McDermott Title: President and Chief Executive Officer By: Name Printed: Title: Address: Telephone:(_____) Facsimile:(_____) Federal ID No.

These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 700 South Flower Street, Suite 600, Los Angeles, CA 90017.
(213) 687-8777.
©Copyright 1999 By AIR Commercial Real Estate Association.
All rights reserved.
No part of these works may be reproduced in any form without permission in writing.

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Exhibit 10.1

LEASE ADDENDUM
(NET LEASE - MULTI-TENANT)

by and between Northwestern Mutual Life Insurance Company, a Wisconsin corporation, as Lessor, and Endologix, Inc., a Delaware corporation, as Lessee for certain premises located at 2 Musick and 35 Hammond, Irvine, CA

50.    PREMISES SIZE. Lessor and Lessee acknowledge that they have stipulated to the area of the Premises and that the actual size of such area is not subject to dispute. Lessee agrees that Lessor shall have no liability in the event that the size of the Premises is other than the amount specified and Lessee shall have no right to terminate this Lease should such discrepancy be discovered.

51.    NO PAYMENT TO LESSEE IF LESSEE IN DEFAULT. In the event of any default by Lessee under any provision of this Lease, then notwithstanding any provision of this Lease to the contrary which requires Lessor to make any payment to Lessee, Lessor shall not be obligated to make such payment to Lessee, but may instead apply the amount of such payment against Rent or Additional Rent past due; and against any costs incurred by Lessor to cure any default by Lessee.

52.    USE OF THE PREMISES.

52.1    Compliance. Lessee acknowledges its lease of the Premises is subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessor represents and warrants to Lessee that Lessor has not granted, and during the Term Lessor shall not grant, to any person any restrictive covenant encumbering the Premises that would limit or interfere with Lessee’s right to use the Premises as permitted under the Lease, including, without limitation, the Agreed Use. Lessee shall not use the Premises which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of any duly constituted public authority having jurisdiction over the Premises now in force or which may hereafter be in force, or any covenants, conditions, easements or restrictions now or hereafter encumbering the Premises. Lessee shall not commit any public or private nuisance or any other act or thing that might or would unreasonably disturb the quiet enjoyment or any other Lessee of Lessor or any occupant of nearby property. Lessee shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load specified by Lessor or which may damage the building or outside areas; nor place any harmful liquids in the drainage systems; nor dump or store waste materials, refuse or other materials or allow such to remain outside the building, except in the enclosed trash areas provided. Lessee shall be permitted to maintain at the Premises such Hazardous Substances as are expressly permitted in accordance with the provisions of Paragraph 56, below, subject to such requirements and conditions described therein.

52.2    Compliance With Governmental Regulations. Notwithstanding anything to the contrary set forth in this Lease, if and to the extent modifications or improvements to the structure of the Premises or any portion thereof or to any fire prevention or other emergency system are deemed necessary by any governmental authority or Applicable Law, Lessor shall, subject to reimbursement by Lessee pursuant to Paragraph 4.2, make such modifications and improvements and Lessee shall cooperate with Lessor in the making of any such modifications or improvements; provided, however, that Lessee shall not be required to reimburse Lessor for such costs if such modifications and improvements are Lessor’s responsibility in accordance with the provisions of Paragraph 2.3 of the Lease. Notwithstanding the foregoing sentence, Lessor shall not be responsible for the costs and expenses of such modifications or improvements in the event that such improvements or modifications are required as the result of Lessee's use of the Premises or conduct including, but not limited to, Lessee's alterations, improvements or modifications of the Premises. In the event that any alterations, modifications or improvements required

Lessee Initials        Lessor Initials
DOCSOC/1636005v1/018854-0004

Exhibit 10.1

to undertaken by either Lessor or Lessee pursuant to this Paragraph result in any interruption of the business of Lessee, Lessor shall have no liability to Lessee for such interruption.

52.3    Lessee ADA Obligations. Lessor shall complete certain ADA (as said term is defined below) compliance work as is more particularly described in Paragraph 73 of the Lease Addendum. Except for the ADA improvements described in said paragraph 73 and subject to Paragraph 2.3, at all times during the term of this Lease, Lessee, at Lessee’s sole cost and expense, shall cause the Premises, and all alterations and improvements in the Premises, and Lessee’s use and occupancy of the Premises, and Lessee’s performance of its obligations under this Lease, to comply with the requirements of Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. 12181, et seq., the Provisions Governing Public Accommodations and Services Operated by Private Entities), and all regulations promulgated thereunder, and all amendments, revisions or modifications thereto now or hereafter adopted or in effect in connection therewith (hereinafter collectively referred to as the “ADA”) and to take such actions and make such alterations and improvements as are necessary for such compliance; provided, however, that Lessee shall not make any such alterations or improvements except upon Lessor’s prior written consent pursuant to the terms and conditions of this Lease. If Lessee fails to diligently take such actions or make such alterations or improvements as are necessary for such compliance within sixty (60) days following written notice from Lessor, or such shorter time as may be required by the regulatory agency requiring said alterations or improvements, Lessor may, but shall not be obligated to, take such actions and make such alterations and improvements and may recover all of the reasonable costs and expenses of such actions, alterations and improvements from Lessee as additional rent. Notwithstanding anything in this Lease to the contrary, no act or omission of Lessor, including any approval, consent or acceptance by Lessor or Lessor’s agents, employees or other representatives, shall be deemed an agreement, acknowledgment, warranty or other representation by Lessor that Lessee has complied with the ADA or that any action, alteration or improvement by Lessee complies or will comply with the ADA or constitutes a waiver by Lessor of Lessee’s obligations to comply with the ADA under this Lease or otherwise.

52.4    Forklift Restrictions. Asphaltic/cement slabs are subject to damage by repeated use of forklifts. In the event the slab is damaged by Lessee’s use of a forklift, it shall be Lessee’s obligation to repair the damaged slab at Lessee’s sole expense.

52.5    Battery Chargers. Battery charging units not equipped with an automatic shut-off feature can cause substantial and expensive damage to warehouse floors resulting from battery acid spills from over-charged batteries. Lessee acknowledges and agrees that Lessee shall be solely and fully liable for the expense of repair or replacement of floors within the Premises, including concrete slab floors, required as a result of damage caused by battery charging units. In order to reduce the risk that any such damage shall occur, all battery charging units operated or maintained by Lessee at the Premises shall be equipped with an original equipment automatic shut-off feature, or shall have an after-market automatic shut-off device added thereto.

52.6    Department of Treasury Restrictions.

A.    Lessee warrants and represents to Lessor that Lessee and, to Lessee’s knowledge, all directors and officers of Lessee: (a) is not, and shall not become, a person or entity with whom Lessor is restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including, but not limited to, those named on OFAC’s Specifically Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, (b) is not knowingly engaged in, and shall not knowingly engage in any dealings or transaction or be otherwise associated with such persons or entities described in clause (a) above; and (c), is not, and shall not become, a person or entity whose activities are regulated by the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder.

Lessee Initials        Lessor Initials
DOCSOC/1636005v1/018854-0004

Exhibit 10.1

B.    Lessor warrants and represents to Lessee that Lessor and, to Lessor’s knowledge, all directors and officers of Lessor: (a) is not, and shall not become, a person or entity with whom Lessee is restricted from doing business with under regulations of the OFAC of the Department of Treasury (including, but not limited to, those named on OFAC’s Specifically Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, (b) is not knowingly engaged in, and shall not knowingly engage in any dealings or transaction or be otherwise associated with such persons or entities described in clause (a) above; and (c), is not, and shall not become, a person or entity whose activities are regulated by the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder.

52.7    Mold and Mildew Control. Lessee shall not use the Premises in any manner that will cause mold, mildew or similar conditions to arise at the Premises. Lessee shall provide appropriate climate control in the Premises, and shall not block or cover any of the heating, ventilation or air-conditioning vents. Lessee shall keep all ice and coffee machines that Lessee places in the Premises in good condition and repair and promptly remove any water discharged or spilled from such ice or coffee machines. Lessee shall regularly monitor the Premises for the presence of mold or mildew or any conditions that can reasonably be expected to contribute to the growth of mold or mildew and shall promptly report to Lessor (i) any evidence of a significant water leak or excessive moisture in the Premises, (ii) any evidence of significant mold or mildew in the premises, and (iii) any failure or malfunction in the heating, ventilation and air-conditional system serving the Premises. Lessee shall indemnify and hold Lessor harmless from any cost or expense incurred by Lessor in order to remove or eradicate any mold, mildew or similar condition at the Premises caused by Lessee’s breach of its obligations under this Paragraph 52.7. Notwithstanding the foregoing, Lessor shall indemnify and hold Lessee harmless from any cost or expense incurred by Lessor in order to remove or eradicate any mold, mildew or similar condition at the Premises existing prior to the date of this Lease.

52.8    Lender’s Request for Lessor’s Consent. If at any time during the Lease Term, or any extension thereof, Lessee shall make and enter into any secured financing or other transaction in which a lender to Lessee shall request the consent of the Lessor to the granting of a security interest by Lessee in any assets of Lessee that may be located at the Premises, together with Lessor’s consent to permit such lender access to the Premises for the purpose of assembling and/or selling any such collateral, Lessor will enter into a Landlord’s Waiver and Consent in the form attached hereto as Exhibit “D” (the “Approved Consent Form”). In the event Lessee nonetheless requests Lessor to modify the Approved Consent Form or enter into a form provided by Lessee’s Lender, such request shall be in writing and shall be accompanied by the fee referred to below. As a condition to Lessor’s requirement to consider any request from Lessee for such consent, Lessee shall first pay to Lessor, as Additional Rent, the sum of $500.00 as a fixed fee to compensate Lessor for expenses to be incurred by Lessor in reviewing such request and preparing such Landlord’s Waiver and Consent (whether or not Lessor and Lessee actually execute any such instrument), the parties hereto agreeing that such sum is a reasonable approximation of the cost of Northwestern’s expenses relating thereto, the exact cost thereof being impractical to determine. Lessee acknowledges and agrees that Lessor is under no obligation whatsoever to modify such Approved Consent Form or enter into any such agreement on a form supplied by any lender to Lessee.

53.    ASSIGNMENT AND SUBLETTING.

53.1    Consent Required. Except for a Permitted Transfer (as defined in paragraph 53.6), Lessee shall not, without the prior written consent of Lessor, assign, transfer, convey, mortgage, pledge, hypothecate or encumber this Lease or any interest herein, sublease the Premises or any part thereof or any right or privilege appurtenant thereto, or permit the use or occupancy of the Premises by any other person other than Lessee

Lessee Initials        Lessor Initials
DOCSOC/1636005v1/018854-0004

Exhibit 10.1

and Lessee's representatives and invitees. Each of the foregoing acts, transactions and events are sometimes referred to herein as a "Transfer." The person in whose favor such Transfer is made is sometimes referred to herein as a "Transferee." If Lessee shall complete any Transfer (other than a Permitted Transfer) without such consent the Transfer shall be void and shall constitute a material default and breach of this Lease by Lessee. This Lease or any interest herein shall not be assignable or otherwise transferable by operation of law, as to the interest of Lessee, without the prior written consent of Lessor and any such assignment or other Transfer shall be void and shall be a material default and breach of this Lease by Lessee.

53.2    Request for Transfer. Except for a Permitted Transfer, if at any time during the Lease Term, or any extension thereof, Lessee desires the consent of the Lessor to a Transfer of this Lease, Lessee's request to Lessor for such consent shall be in writing and shall include the information and documents described below, hereinafter referred to as "Lessee's Request for Transfer". Lessee agrees to pay Lessor, as Additional Rent, all expenses reasonably incurred by Lessor in reviewing any information in order to determine whether consent to a requested Transfer should be given (whether or not such consent is given) in an amount not to exceed $500.00, including, but not limited to, costs and expenses incurred for credit investigations, reasonable attorneys' fees and the costs of preparation of any necessary documents. Except for a Permitted Transfer, the information and documents to be included with Lessee's Request for Transfer are as follows:

(a)    A statement that Lessee requests consent to the proposed Transfer and the type of Transfer proposed;

(b)    The name of the proposed Transferee;

(c)    The nature of the use or business to be carried on in the Premises by the proposed Transferee;

(d)    A description of the area of the Premises to be covered by the Transfer;

(e)    The terms and provisions of the proposed Transfer including a copy of the proposed document of Transfer and any other agreements to be entered into concurrently therewith;

(f)    Such financial information as Lessor may reasonably request concerning the proposed Transferee; and

(g)    To the extent that the proposed Transfer is other than an assignment or sublease, the information described in (a) through (f) above shall be modified to correspond to the type of Transfer for which consent is requested.

53.3    Lessor's Option. Within thirty (30) days after Lessor's receipt of Lessee's Request for Transfer, Lessor may, in its reasonable discretion, exercise any one of the options described below by providing written notice to Lessee of Lessor's election. If for any reason, Lessor fails to give Lessee written notice of Lessor's election as authorized by this subparagraph 53.3 within the said thirty (30) day period, Lessor shall be deemed to have elected to consent to the Transfer. The options available to Lessor are as follows:

(a)    Consent to the requested Transfer (subject in all circumstances to the provisions of subparagraph 53.5, whether or not so expressly stated in the Notice to Lessee setting forth such consent); or

(b)    Withhold consent to the requested Transfer. If Lessor withholds consent, Lessor shall inform Lessee of the reasons therefor.

Lessee Initials        Lessor Initials
DOCSOC/1636005v1/018854-0004

Exhibit 10.1

53.4    Lessor Entitled to Withhold Consent to Transfer in its Reasonable Discretion. Lessor shall not unreasonably withhold condition or delay its consent to any Transfer.

53.5    Consent Given. Should Lessor consent to a Transfer, Lessor may impose upon such Transfer the following conditions:

(a)    Lessee completing the negotiations for a valid and bona fide Transfer to the Transferee identified in Lessee's Request for Transfer within ninety (90) days after the date of Lessor's consent and such Transfer being in accordance with all the terms and provisions contained in Lessee's Request for Transfer, although occupancy by such Transferee may occur after the expiration of said 90-day period. If for any reason this condition fails, any consent given by Lessor shall be deemed of no force and effect and Lessee shall be required to again comply with all conditions of this Paragraph 53 as if no consent had been given.

(b)    Lessee delivering to Lessor, prior to the earlier of the date the Transfer occurs or the date the Transferee takes possession of the Premises or any part thereof, executed originals of the document of transfer and any other agreement entered into in connection with such Transfer. If the Transfer is by way of assignment, the form of assignment shall expressly state that the Transferee assumes all of Lessee's obligations under this Lease. If the Transfer is by way of sublease, the sublease shall expressly state that: It is subject to the provisions of this Lease; it does not extend beyond the Termination Date; the sublessee's right to transfer its interest in the sublease is subject to Lessor's rights under this Paragraph 53; and

(c)    Except for a Permitted Transfer, Lessee paying to Lessor as Additional Rent under this Lease, without affecting or reducing any other obligations of Lessee under this Lease, fifty percent (50%) of any sums of money or other economic consideration received by Lessee or to be received by Lessee as result of such Transfer (but not any loan proceeds if the Transfer is a bona fide loan), including, but not limited to: Bonuses, key money or the like; any payment made to Lessee by the Transferee, however denominated, which is attributed to either the amortization of the cost of any improvements made to the Premises which were paid by Lessee and are to be used by the Transferee, leasing commissions or any additional Lessee improvements (the installation of which shall at all times be subject to the provisions of this Lease); and, if the Transfer is a subletting, all rentals, whether so denominated or not under the sublease, which exceed in the aggregate sums Lessee is to pay under this Lease. All sums due Lessor pursuant to this subparagraph 53.5(b) (collectively, the “Transfer Profit Share”) shall, provided the Transfer is a subletting, be prorated if the sublease covers less than all of the Premises Area according to the ratio that the Premises area transferred bears to the total Premises area. Notwithstanding the foregoing, before calculating the Transfer Profit Share, Lessee shall be entitled to deduct from the amounts received by Lessee from the Transferee such reasonable costs and expenses as Lessee actually incurs in obtaining a Transferee, i.e., commissions paid to brokers in connection with such transfer, advertising costs paid by Lessee in connection with such Transfer, the cost of any improvements made by Lessee, of its cost, for the Transferee, and similar items. Lessee shall be obligated, however, to provide evidence to Lessor substantiating such costs and expenses to Lessor’s reasonable satisfaction in connection with calculating the Transfer Profit Share.

53.6    Transfer to a Related Party. The provisions of this paragraph 53 to the contrary notwithstanding, Lessee shall have the right, without Lessor’s consent and without incurring the Transfer Profit Share, to assign or otherwise transfer this Lease, or to sublet all or a portion of the Premises, (i) to any affiliate of Lessee (including, but not limited to, a parent, subsidiary or entity under common or related control with Lessee), (ii) to any successor to Lessee by way of merger, consolidation, sale of all or substantially all of Lessee’s assets, sale of capital stock or the like (each of the foregoing a “Permitted Transfer”); provided that Lessor is notified in writing of the assignment prior to the effective date thereof and the assignee assumes in writing for the direct benefit of Lessor all of Lessee’s obligations under this Lease

Lessee Initials        Lessor Initials
DOCSOC/1636005v1/018854-0004

Exhibit 10.1

53.7    No Release of Liability. Except for an assignment of this Lease for which Lessor’s consent has been given and Lessor has affirmatively agreed in writing to release Lessee of its obligations under this Lease, no Transfer shall release Lessee of its obligations to pay the Rent and to perform all the other obligations to be performed by Lessee under this Lease. The acceptance of Rent by Lessor from any person shall not be deemed to be the waiver by Lessor of any provision of this Lease or to be a consent to any assignment or subletting. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. In the event of default by a Transferee in the performance of any of the terms of this Lease, Lessor may proceed directly against Lessee without the necessity of exhausting its remedies against the Transferee. If Lessee enters into a sublease, with or without Lessor's consent, Lessee shall be deemed to have immediately and irrevocably assigned to Lessor, as security for Lessee's obligations under this Lease, all subrent or other sums due Lessee under the sublease, and Lessor, as assignee and as attorney-in-fact for Lessee, or a receiver for Lessee appointed on Lessor's application, may collect such subrent or other sums due and apply it towards Lessee’s obligations under this Lease, except, that, until the occurrence of an act of default by Lessee, Lessee shall have the right to collect such subrent or other sums due. Lessor may, as a condition to Lessor's consent to any proposed sublease, require Lessee and the proposed sublessee to enter into an agreement with Lessor whereby the proposed sublessee agrees to pay subrent or all other sums due directly to Lessor upon notice from Lessor of Lessee's default; not to pay subrent more than one month in advance, and, notwithstanding Lessor's receipt of subrent or other sums due, Lessor shall not be liable to the proposed sublessee for anything under the sublease or under this Lease and Lessor may pursue any remedy available to it under this Lease.

54.    NON-DISTURBANCE AND ATTORNMENT; LESSEE STATEMENT.

A.    At such time during the Lease Term as Lessor shall elect to encumber the Premises with a deed of trust, mortgage, or other form of security agreement, Lessor shall cause such trust deed beneficiary or mortgagee to make an enter into a form of Non-Disturbance and Attornment Agreement with Lessee in a commercially reasonable form reasonably acceptable to Lessee and such beneficiary or mortgagee.

B.     Lessee shall within ten (10) business days following written request by Lessor execute and deliver to Lessor any documents requested by Lessor, including estoppel certificates as required under paragraph 71 below, in a commercially reasonable form prepared by Lessor. In addition, Lessor shall within ten (10) business days following written request by Lessee execute and deliver to Lessee any documents reasonably requested by Lessee, including estoppel certificates as required under paragraph 71 below.

55.    LESSEE'S REMEDIES. The obligations of Lessor do not constitute the personal obligation of the individual partners, trustees, directors, officers or shareholders of Lessor or its constituent partners. If Lessor shall fail to perform any covenant, term or condition of this Lease upon Lessor's part to be performed, Lessee shall be required to deliver to Lessor written notice of the same. If Lessor fails to perform any of its obligations set forth in such written notice and such failure continues for a period of thirty (30) days after Lessee gives written notice to Lessor stating that (i) Lessor is in Breach of this Lease, and (ii) describing the Breach with specificity; provided, however, if such failure cannot reasonably be cured within such thirty (30) day period, Lessor shall not be in Breach hereunder if the curative action is commenced within such thirty (30) day period and is thereafter diligently pursued until cured. In the event a Breach by Lessor remains uncured beyond the applicable cure period, then, in additional to any remedy now or hereafter available to Lessee, Lessee may send a second notice to Lessor, indicating that if Lessor fails to cure such Breach within five (5) business days after the date of Lessee’s second notice, Lessee shall have the right to perform the necessary cure of such Breach on Lessor’s behalf. In the event Lessor does not cure, or commence to cure, such Breach within five (5) business days after the date of Lessee’s second notice, then Lessee may perform such cure on Lessor’s behalf, and Lessor shall reimburse Lessee the actual costs incurred by Lessee within thirty (30) days after receiving copies of invoices from Lessee evidencing the

Lessee Initials        Lessor Initials
DOCSOC/1636005v1/018854-0004

Exhibit 10.1

cost of such cure. In the event Lessor fails to so reimburse Lessee for such costs, Lessee may offset such amounts against Rent payable thereafter. Furthermore, if, as a consequence of any Breach by Lessor, Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Lessor in the Premises and out of Rent or other income from such Project receivable by Lessor or out of consideration received by Lessor from the sale or other disposition of all or any part of Lessor's right, title or interest in the Project of which the Premises are a part, and no action for any deficiency may be sought or obtained by Lessee.

56.    HAZARDOUS SUBSTANCES.

(a) For purposes of this Lease, the term “Hazardous Substances” includes (i) any “hazardous material” as defined in Section 25501(o) of the California Health and Safety Code, (ii) hydrocarbons, polychlorinated biphenyls or asbestos, (iii) any toxic or hazardous materials, substances, wastes or materials as defined pursuant to any other applicable state, federal or local law or regulation, and (iv) any other substance or matter which may result in liability to any person or entity as result of such person’s possession, use, release or distribution of such substance or matter under any statutory or common law theory. Except as shall be disclosed to Lessee in accordance with the terms of that certain Confidentiality and Nondisclosure Agreement, dated February 25, 2013, Lessor is unaware of the presence of Hazardous Substances on the Premises in violation of any applicable state, federal or local law or regulation.

(b) Lessee shall not cause or permit any Hazardous Substances to be brought upon, stored, used, generated, released or disposed of on, under, from or about the Premises (including without limitation the soil and groundwater thereunder) without the prior written consent of Lessor, which consent may be given or withheld in Lessor’s sole and absolute discretion. Notwithstanding the foregoing: (A) Lessee shall have the right, without obtaining prior written consent of Lessor, to utilize within the Premises a reasonable quantity of standard office products that may contain Hazardous Substances (such as photocopy toner, “White Out”, and the like), provided however, that (i) Lessee shall maintain such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable laws with respect to such products, and (ii) all of the other terms and provisions of this Paragraph 56 shall apply with respect to Lessee’s storage, use and disposal of all such products, and (B) Lessor hereby consents to the use by Lessee of the Hazardous Substances and quantities thereof shown in the Environmental Questionnaire delivered to Lessor prior to the execution of this Lease. Lessor may, in its reasonable discretion, place such conditions as Lessor deems appropriate with respect to Lessee’s use of any such Hazardous Substances, and may further require that Lessee demonstrate that any such Hazardous Substances are reasonably necessary or useful to Lessee’s business and will be generated, stored, used and disposed of in a manner that complies with all applicable laws and regulations pertaining thereto and with good business practices. Lessee understands that Lessor may utilize an environmental consultant to assist in determining conditions of approval in connection with the storage, generation, release, disposal or use of Hazardous Substances by Lessee on or about the Premises, and/or to conduct periodic inspections of the storage, generation, use, release and/or disposal of such Hazardous Substances by Lessee on and from the Premises, and Lessee agrees that the reasonable costs incurred by Lessor in connection therewith shall be reimbursed by Lessee to Lessor as additional rent hereunder within thirty (30) days following written demand from Lessor.

(c)    Except as disclosed in those certain environmental reports heretofore delivered by Lessor to Lessee, a true and correct list of which is attached hereto as Exhibit “E” , Lessor has no actual knowledge of the presence of Hazardous Substances on, under, or about the Premises. For purposes of the above representation the “actual knowledge” of Lessor shall mean solely the knowledge of Lessor’s Representative, as defined in Paragraph 75, A, below. Prior to the execution of this Lease, Lessee obtained an independent Phase I environmental report that revealed no evidence of recognized environmental conditions. In

Lessee Initials        Lessor Initials
DOCSOC/1636005v1/018854-0004

Exhibit 10.1

addition, Lessee has completed, executed and delivered to Lessor an Environmental Questionnaire and Disclosure Statement (the “Environmental Questionnaire”), a true and correct copy of which is attached hereto as Exhibit “F”. Said completed Environmental Questionnaire discloses all Hazardous Substances Lessee intends to bring upon, store, use, generate, release or dispose of on, under, from or about the Premises, and shall be deemed incorporated into this Lease for all purposes, and Lessor shall be entitled to rely fully on the information contained therein. In the event at any time during the Lease Term Lessee intends to bring upon, store, use, generate, release or dispose of on, under, from or about the Premises any Hazardous Substances not previously disclosed on a Lessor approved Environmental Questionnaire, prior to the introduction thereof to the Premises Lessee shall deliver to Lessor for Lessor’s prior approval an updated Environmental Questionnaire disclosing each such additional Hazardous Substance. Only upon Lessor’s written approval of said updated Environmental Questionnaire may said additional Hazardous Substances be present at the Premises; provided, however, once the presence and quantity of specific Hazardous Substances has been listed by Lessee on an Environmental Questionnaire required by hereby and has been approved by Lessor, Lessor shall not unreasonably withhold, condition or delay its approval of substitutions of any such approved Hazardous Substances with other Hazardous Substances serving the same purpose of that for which it has been substituted. In addition, to the extent Lessee is permitted to utilize Hazardous Substances upon the Premises, Lessee shall promptly provide Lessor with complete and legible copies of all the following environmental documents relating thereto: reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, emergency response or action plans, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Substances; orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation of, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Substances; and all complaints, pleadings and other legal documents filed by or against Lessee related to Lessee’s use, handling, storage, release and/or disposal of Hazardous Substances.

(d)    Lessor and its agents shall have the right, but not the obligation, to inspect, sample and/or monitor the Premises and/or the soil or groundwater thereunder, during business hours upon at least forty-eight (48) hours prior written notice to Lessee (except in the event of an emergency, in which event no prior notice shall be required), to determine whether Lessee is complying with the terms of this paragraph 56, and in connection therewith Lessee shall provide Lessor with reasonable access to all facilities, records and personnel related thereto. Within the 90-day period prior to or following the expiration of this Lease, or within the 90-day period prior to or following the early termination of this Lease as a result of Lessee Breach thereof, Lessor, at Lessor’s cost and expense, shall cause its environmental consultants to undertake a comprehensive environmental audit of the Premises to determine whether Hazardous Substances are located at the Premises for which Lessee is responsible under the terms of this Lease. In the event said audit determines that Hazardous Substances are present for which Lessee is responsible under the terms of this Lease, Lessee shall reimburse Lessor for the cost of said audit. If Lessee, either during the Lease Term or upon the expiration or earlier termination thereof, is not in compliance with any of the provisions of this Paragraph 56, or in the event of a release of any Hazardous Substance on, under or about the Premises caused or permitted by Lessee, its agents, employees, contractors, licensees or invitees, Lessor and its agents shall have the right, but not the obligation, without limitation upon any of Lessor’s other rights and remedies under this Lease, to immediately enter upon the Premises without notice and to discharge Lessee’s obligations under this paragraph 56 at Lessee’s expense and notwithstanding that Lessee may have already commenced remediation and/or reconstruction activities, including without limitation the taking of emergency or long-term remedial action. Lessor and its agents shall endeavor to minimize interference with Lessee’s business in connection therewith, but shall not be liable for any such interference. In addition, Lessor, at Lessee’s expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage,

Lessee Initials        Lessor Initials
DOCSOC/1636005v1/018854-0004

Exhibit 10.1

generation, use, release and/or disposal by Lessee or its agents, employees, contractors, licensees or invitees of Hazardous Substances on, under, from or about the Premises. In the event Lessor shall elect to perform Lessee’s obligations under this Paragraph 56 as permitted above, Lessee shall reimburse Lessor all costs and expenses incurred by Lessor within thirty (30) days of receipt from Lessor of an invoice therefor, accompanied by reasonable evidence of such costs and expenses. Lessor shall have the right to provide such invoices to Lessee monthly during the period of time that Lessor is in the process of performing such Lessee obligations hereunder in order to obtain reimbursement from Lessee of costs and expenses incurred by Lessor as of the date of each such invoice.

(e)    If the presence of any Hazardous Substances on, under, from or about the Premises or the Project caused or permitted by Lessee or its agents, employees, contractors, licensees or invitees results in (i) injury to any person, (ii) injury to or any contamination of the Premises or the Project, or (iii) injury to or contamination of any real or personal property wherever situated, Lessee, at its expense, shall promptly commence and diligently complete all actions necessary to return the Premises and the Project and any other affected real or personal property owned by Lessor to the condition existing prior to the introduction of such Hazardous Substances and to remedy or repair any such injury or contamination, including without limitation, any cleanup, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Substances. Notwithstanding the foregoing, Lessee shall not, without Lessor’s prior written consent to the remediation and reconstruction activities to be undertaken by Lessee, which consent may be given or withheld in Lessor’s sole and absolute discretion, take any remedial action in response to the presence of any Hazardous Substances on, from, under or about the Premises or the Project or any other affected real or personal property owned by Lessor or enter into any similar agreement, consent, decree or other compromise with any governmental agency with respect to any Hazardous Substances claims; provided however, Lessor’s prior written consent shall not be necessary in the event that the presence of Hazardous Substances on, under or about the Premises or the Project or any other affected real or personal property owned by Lessor (i) imposes an immediate threat to the health, safety or welfare of any individual and (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Lessor’s consent before taking such action. In the event that the permissible levels or concentrations of Hazardous Substances are subject to ambiguous regulatory standards or different regulatory standards of governmental agencies having jurisdiction (including without limitation the State of California under Proposition 65), Lessor shall have the right to identify the applicable standard for remediation to which Lessee must adhere in performing its obligations under this Lease. To the fullest extent permitted by law, Lessee shall indemnify, hold harmless, protect and defend (with attorneys reasonably acceptable to Lessor) Lessor and any successors to all or any portion of Lessor’s interest in the Premises and the Project and any other real or personal property owned by Lessor from and against any and all liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation reasonable attorneys’ fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the use, generation, storage, treatment, release, on-site or off-site disposal or transportation of Hazardous Substances on, into, from, under or about the Premises, the Building or the Project and any other real or personal property owned by Lessor caused or permitted by Lessee, its agents, employees, contractors, licensees or invitees. Such indemnity obligation shall specifically include, without limitation, the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises, the Building and the Project and any other real or personal property owned by Lessor, the preparation of any closure or other required plans, whether or not such action is required or necessary during the Term or after the expiration of this Lease and any loss of rental due to the inability to lease the Premises or any portion of the Building or Project as a result of such Hazardous Substance or remediation thereof. If it is at any time discovered that Lessee or its agents, employees, contractors, licensees or invitees may have caused or permitted the release of a Hazardous Substance on, under, from or about the Premises, the Building or the Project, Lessee shall, at Lessor’s request, immediately prepare and submit to Lessor a comprehensive plan, subject to Lessor’s approval, specifying the actions to be taken by Lessee to return the Premises, the Building or the Project or any other real or

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DOCSOC/1636005v1/018854-0004

Exhibit 10.1

personal property owned by Lessor to the condition existing prior to the introduction of such Hazardous Substances. Upon Lessor’s approval of such cleanup plan, Lessee shall, at its expense, and without limitation of any rights and remedies of Lessor under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup such Hazardous Substances in accordance with all applicable laws and as required by such plan and this Lease. The provisions of this paragraph 56 shall expressly survive the expiration or sooner termination of this Lease. As used in this Paragraph 56, the terms “permit” and “permitted” shall be deemed to mean “knowingly permit” and “knowingly permitted” in connection with anything that Lessee permits, or has permitted, to be done on or about the Premises or the Project by Lessee’s its agents, employees, contractors, licensees or invitees.

(f)    Lessee shall have no liability or responsibility with respect to any Hazardous Substances which were not caused or permitted by Lessee, its agents, employees, contractors, licensees or invitees. Notwithstanding the foregoing, Lessee agrees to notify its agents, employees, contractors, licensees, and invitees of any exposure or potential exposure to Hazardous Substances at the Premises that Lessor brings to Lessee's attention. Lessee hereby acknowledges that this disclosure satisfies any obligation of Lessor to Lessee pursuant to California Health & Safety Code Section 25359.7, or any amendment or substitute thereto or any other disclosure obligations of Lessor.

(g)    Lessor shall take responsibility, at its sole cost and expense, for any governmentally-ordered clean-up, remediation, removal, disposal, neutralization or other treatment of those Hazardous Substances conditions which were caused or permitted by Lessor, its agents, employees, contractors, licensees, or invitees. The foregoing obligation on the part of Lessor shall include the reasonable costs (including, without limitation, reasonable attorney’s fees) of defending Lessee from and against any legal action or proceeding instituted by any governmental agency in connection with such clean-up, remediation, removal, disposal, neutralization or other treatment of such conditions, provided that Lessee promptly tenders such defense to Lessor. Lessee agrees to notify its agents, employees, contractors, licensees, and invitees of any exposure or potential exposure to Hazardous Substances at the Premises that Lessor brings to Lessee’s attention.

(h)    Except as disclosed in paragraph 56(a) above (and/or as may otherwise be disclosed to Lessee in writing), Lessor represents that to Lessor’s actual knowledge there are no Hazardous Substances in or about the Premises which are in violation of any applicable federal, state or local law, ordinance or regulation.

57. RENT ADJUSTMENT. Monthly Base Rent during the Lease Term shall be adjusted at the times and to the amounts set forth below:

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Exhibit 10.1

Month of Lease Term 1 - 12	Monthly Base Rent $161,828.00 NNN
13 - 24	$166,682.00 NNN
25 - 36	$171,683.00 NNN
37 - 48	$176,834.00 NNN
49 - 60	$182,139.00 NNN
61 – 72	$187,603.00 NNN
73 – 84	$195,107.00 NNN
85 – 96	$202,911.00 NNN
97 - 108	$211,028.00 NNN
109 – 120	$219,469.00 NNN
121 – 132	$228,248.00 NNN
133 – 144	$237,378.00 NNN
145 – 156	$246,873.00 NNN
157 - 168	$256,748.00 NNN
167 – 180	$267,018.00 NNN

Provided that Lessee is not at the time in Default under this Lease, Lessee shall be entitled to abatement of the Base Rent for the first (1st) month through ninth (9th) months of Lease Term; provided, however, the Lessee shall continue to be obligated to pay Common Area Operating Expenses, insurance, and Real Property Taxes during said months.

58.    NO RECORDATION. This Lease shall not be recorded.

59.    FORCE MAJEURE. If either Lessor or Lessee cannot perform any of its obligations (other than Lessee's obligation to pay Rent hereunder) due to events beyond such party's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond a party's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

60.    EXTENSION OPTION. Lessee is given the option to extend the Term of this Lease on all of the terms and conditions of this Lease, except for rent, for one (1) five (5) year period (the "extended term") following the expiration of the initial Term, by the giving of notice of the exercise of the option (the "option notice") to Lessor at least nine (9) months, but not more than twelve (12) months, before the expiration of the original term. Notwithstanding the above, Lessee shall have no extension option if Lessee is in material default beyond all applicable notice and cure periods on the date of giving the option notice, in which event the option notice shall be totally ineffective, or if Lessee is in material default beyond all applicable notice and cure periods on the date the extended term is to commence, in which event, at the election of Lessor, the extended term shall not commence and this Lease shall expire at the end of the then effective term. In addition, the option granted to

Lessee Initials        Lessor Initials
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Exhibit 10.1

Lessee herein (i) may not be separated from the Lease in any manner, and (ii) is personal to the original Lessee named in Paragraph 1.1 of this Lease and its successors from any Permitted Transfers, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said parties.

Base Rent for the 5-year option period shall be at one hundred percent (100%) of the prevailing market rental rate in the area, including annual market rate increases as are then prevailing, determined in the manner described below.

The parties shall have thirty (30) days after Lessor receives the option notice in which to agree on monthly Base Rent for the first year of the applicable extended term and on market rate increases, if any, in one or more successive years thereafter. If the parties are unable to agree on the minimum monthly Base Rent and any increases within that period, then within ten (10) days after the expiration of that period, either (i) Lessor and Lessee shall appoint a mutually acceptable appraiser or broker to establish the new market rental rate and terms (“MRRT”) in the area within the next thirty (30) days, including market rate increases during one or more successive years of the extended term (all costs associated with said appraisal shall be split equally between Lessor and Lessee), or (ii) each of Lessor and Lessee shall select and pay the appraiser or broker of their choosing to establish a MRRT within the next 30 days. If for any reason either one of the appraisals is not completed within the next 30 days as stipulated, then the appraisal that is completed at that time shall automatically become the new MRRT. If both appraisals are completed and the two appraisers/brokers cannot agree on a reasonable average MRRT then they shall immediately select a mutually acceptable appraiser or broker to establish which of the two appraisals is closest to the MRRT. Whichever appraisal is determined by the third broker/appraiser to be closest to the MRRT shall be the new MRRT. The new Base Rent shall be the MRRT as determined by said broker/appraiser. In determining the MRRT, the appraisers shall take into account that Lessor is not making any tenant improvements, or giving Lessee any free rent. Lessor and Lessee hereby agree that all appraisers and brokers selected pursuant to this paragraph 60 shall have no less than fifteen (15) years’ commercial real estate experience appraising properties similar to the Premises, and shall have prepared appraisals of similar properties in Irvine, California, within the two (2) year period prior to the date Lessor receives the option notice from Lessee.

After the new monthly Base Rent has been set for the extended term, the appraisers shall immediately notify the parties. If the Lessee objects to the new monthly Base Rent, Lessee shall have the option to have this Lease expire at the end of the existing term, provided that Lessee pays all costs incurred in connection with the appraisal procedure. Lessee's election to allow this Lease to terminate at the end of the existing term must be exercised within fifteen (15) days after receipt of notice from the appraisers of the new monthly Base Rent. If Lessee does not exercise this election within said 15-day period, the term of this Lease shall be extended as provided in this paragraph.

61.    RELATIONSHIP OF PARTIES. Neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties shall be deemed or construed by the parties or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any association between Lessor and Lessee, other than the relationship of Lessor and Lessee.

62.    SINGULAR AND PLURAL. When required by the context of this Lease, the singular shall include the plural, the plural shall include the singular, and the masculine gender shall include the feminine and neuter gender.

63.    CAPTIONS. The captions and titles of the Articles and paragraphs, are for convenience only and do not in any way define, limit or construe the content of such Articles or Paragraphs and shall have no effect on their interpretation.

_        64.    NO OFFER TO LEASE. The submission of this Lease to Lessee by Lessor, its agent and/or real estate broker is solely for the purpose of examination and negotiations and does not constitute an offer to lease, a reservation of, or option for the

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Exhibit 10.1

Premises. If this Lease is acceptable to Lessee, it should be executed and delivered to Lessor and shall thereafter be deemed an offer by Lessee to lease the Premises upon the terms and conditions in this Lease. Lessor shall not be bound by the terms and conditions of this Lease until Lessor has fully executed and delivered this Lease to Lessee.

65.    NO LIEN. Lessor at no time shall have any security interest, lien or similar such right with respect to any property of Lessee, whether located at the Premises or otherwise; provided, however, that nothing herein shall preclude Lessor from obtaining any attachment, judgment, and/or execution lien against Lessee and Lessee’s property in any action against Lessee by Lessor.

66.    RENT PAYMENT. If any person to whom Lessee shall not then be required to pay rent under this Lease shall demand payment or rent from Lessee alleging his or her right to receive such rent as a result of a transfer of Lessor’s interest in this Lease or otherwise, Lessee shall not be obligated to honor such demand unless Lessee shall have received written instructions to do so from the person to whom Lessee shall then be paying rent or shall otherwise receive written evidence satisfactory to Lessee of the right of such person making the demand.

67.    COMMON AREA OPERATING EXPENSES.

(a) The term “Common Area Operating Expenses” shall mean and include all Project Costs, as defined immediately below, and Real Property Taxes, as defined in Paragraph 10.1 of this Lease. The term “Project Costs” shall include all expenses of operation, repair and maintenance of the Building and the Project, including without limitation all appurtenant Common Areas, and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums and reasonable deductibles and/or reasonable premium and deductible equivalents should Lessor elect to self-insure all or any portion of any risk that Lessor is authorized to insure hereunder; license, permit, and inspection fees; heat; light; power; janitorial services to any interior Common Areas; air conditioning; supplies; materials; equipment; tools; the cost of any environmental, insurance, tax or other consultant utilized by Lessor in connection with the Building and/or Project; establishment of reasonable reserves for replacements and/or repairs; costs incurred in connection with compliance with any laws or changes in laws applicable to the Building or the Project; the cost of any capital investments or replacements (other than tenant improvements for specific tenants) to the extent of the amortized amount thereof over the useful life of such capital investments or replacements at an interest rate to be determined and fixed for the entire period of amortization at the (i) greater of seven and one-half percent (7.5%) per annum and (ii) the then current market rate cost of funds, as determined by Lessor; costs associated with the maintenance of an air conditioning, heating and ventilation service agreement (if Lessee no longer contracts for such service agreement); costs associated with the maintenance of an intrabuilding network cable service agreement for any intrabuilding network cable telecommunications lines within the Project, costs associated with periodic inspections of Common Area improvements to determine their good working condition, and any other installation, maintenance, repair and replacement costs associated with such lines; capital costs associated with a requirement related to demands on utilities by Project tenants, including, without limitation, the cost to obtain additional phone connections (unless such costs are solely for the benefit of a specific tenant or tenants; labor; reasonable allocated wages and salaries, fringe benefits, and payroll taxes for Lessor’s administrative and other personnel directly applicable to the Building and/or Project, including both Lessor’s personnel and outside personnel; provided, however, that in no event shall Project Costs include wages and salaries, fringe benefits, and payroll taxes attributable to personnel above the level of portfolio asset manager; any expense incurred pursuant to paragraphs 7.2 and 68; and a reasonable overhead/management fee for the professional management of the Project. It is understood and agreed that Project Costs may include competitive charges for direct services provided by any subsidiary, division or affiliate of Lessor.

(b) Common Area Operating Expenses shall exclude the following:

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DOCSOC/1636005v1/018854-0004

Exhibit 10.1

(i)	costs associated with the correction or abatement of environmental hazards

(a)	on the land or

(b)	in the Building and/or Project;

(ii)	costs incurred by Lessor in connection with the construction, expansion or renovation of the Building and/or Project or the correction of defects in such construction;

(iii)	fines or penalties assessed against Lessor or the Building and/or Project due to the Building’s and/or Project’s violation of or failure to comply with any applicable law as of the date of the Lease;

(iv)	advertising, marketing, or promotional expenditures;

(v)	maintenance, repairs or replacements necessitated by the negligent act or omission of Lessor, its agents, servants, employees, licensees or invitees;

(vi)	amounts paid to entities related to Lessor in excess of the arm’s length cost of such services;

(vii)	interest, late charges or penalties incurred as a result of Lessor’s failure to pay bills in a timely manner;

(viii)	interest or payments on any financing for the Building and/or Project;

(ix)
cost of correcting defects or any other inadequacy in the design or construction of the Building and/or Project or repair and replacement of any of the original materials or equipment required as a result of such defects or inadequacies, or the cost of replacement of structural elements;

(x)	amounts for which Lessor received reimbursement or compensation from insurers, tenants (other than payments of their share of Common Area Operating expenses) or other third parties;

(xi)
the cost of legal, accounting, and other professional services incurred by Lessor for reasons not in connection with the day-to-day operation of the Building and/or Project, including without limitation any such fees incurred in connection with (a) negotiation and preparation of letters, transaction memos, letters of intent, leases, subleases and/or assignments, space planning and similar costs relating to other tenants or proposed tenants in the Project, and (b) arising from claims, disputes, litigation and/or arbitration with other tenants in the Project, or their owners, officers, directors, employees and agents involving Lessor;

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DOCSOC/1636005v1/018854-0004

Exhibit 10.1

(xii)	any bad debt loss, rent loss or reserves for bad debts, rent loss, or replacements;

(xiii)
the cost of any alteration, additions, changes, replacements, improvements, repairs, fixtures and equipment and any other items which under generally accepted accounting principles consistently applied as pertaining to the real estate industry are properly classified as a capital expense, except that Common Area Operating Expenses shall include the annual amortization amount over the amortization period consistent with generally accepted accounting principles, plus interest to be determined and fixed for the entire period of amortization at the (i) greater of seven and one-half percent (7.5%) per annum and (ii) the then current market rate cost of funds, as determined by Lessor, for the following items: (i) roof replacements costs, (ii) exterior painting costs, and (iii) costs for improvements required under any governmental law or regulation applicable to the Project taking effect after the Commencement Date, and capital expenditures intended to effect a savings in labor costs or other costs that are Common Area Operating Expenses;

(xiv)
the cost of renovating, painting, redecorating, and providing improvements within the premises of any other tenants in the Building and/or Project at any time and/or for any vacant space in the Building and/or Project (but such Project Common Area costs shall not be excluded);

(xv)
any and all costs associated with the operation of the business of the entity which constitutes Lessor, which costs are not directly related to the operation, management, maintenance and repair of the Building and/or Project [by way of example, without limiting the foregoing, the formation of the entity, internal accounting and legal matters, including but not limited to preparation of tax returns and financial statements and gathering of data therefor, costs of defending any lawsuits (including, without limitation, expenses and legal fees incurred in enforcing leases against tenants), costs of selling, syndicating, financing, mortgaging or hypothecating any of Lessor’s interest in the Building and/or Project, and costs of any disputes between Lessor and its employees];

(xvi)	leasing and brokerage expenses and commission and other costs or concessions related to leasing space in the Building and/or Project;

(xvii)	salaries of Lessor’s or its manager’s executive personnel (above the grade of building manager, except to the extent included in project management fees);

(xviii)	utility costs and services separately metered or contracted for and paid directly by Lessee or other tenants;

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Exhibit 10.1

(xix)	the costs of negotiating or enforcing leases of other tenants;

(xx)	rentals and other related expenses incurred in leasing HVAC systems, elevators, or other equipment ordinarily considered to be of a capital nature;

(xxi)	the cost of acquiring sculpture or other artwork;

(xxii)	costs of services, utilities, or other benefits which are not offered to Lessee for which Lessee is charged directly but which are provided to another tenant or occupant of the Building;

(xxiii)	Lessor’s general corporate overhead and general and administrative expenses;

(xiv)	costs of or arising from Lessor’s charitable or political contributions;

(xxv)	costs incurred in removing and storing the property of former tenants or occupants of the Project;

(xxvi)	the cost of any work or services performed for any tenant (including Lessee) at such tenant’s cost;

(xxix)	costs for service normally provided by a property manager where Common Area Operating Expenses already include a full management fee;

(xxx)
lease “takeover” expenses, including, but not limited to, the expenses incurred by Lessor with respect to space located in another building in the Project of any kind or nature in connection with the leasing of space in the Project;

(xxxi)	any costs, fees, dues, contributions or similar expenses for industry associations or similar organizations;

(xxxii)	tax penalties incurred as a result of the failure of Lessor to make tax payments and/or to file any tax or informational return when due;

(xxxiii)	any ground lease rentals;

(xxxiv)	cost of in-house legal and/or accounting fees, except in the event Lessee elects to provide property management services in-house.

(c)    Audit Right. Notwithstanding any sections of the Lease to the contrary, in the event of any dispute regarding the amount due as Common Area Operating Expense, Lessee shall have the right, after reasonable notice and at reasonable times, to inspect and photocopy Lessor’s accounting records at such location as Lessor may designate as its principal place of business. If, after such inspection and photocopying, Lessee continues to dispute the amount of Common Area Operating Expense, Lessee shall be entitled to retain an independent accounting firm to audit and/or review Lessor’s records to determine the proper amount of Common Area Operating Expense due from Lessee. Such inspection and audit rights shall lapse with respect to the period covered by Lessor’s statement given under Section 4.2(d) (“Statement”) unless exercised by Lessee within one (1) year after receipt of the Statement. Such audit company shall be compensated only on

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DOCSOC/1636005v1/018854-0004

Exhibit 10.1

a flat fee or hourly basis. No such audit company shall be compensated in whole or in part on a contingency fee basis. If such audit or review reveals that Lessor has overcharged Lessee, then within thirty (30) days after the results of such audit are made available to Lessor, Lessor shall reimburse Lessee the amount of such overcharge. If the audit reveals that Lessee was undercharged, then with thirty (30) days after the results of the audit are made available to Lessee, Lessee shall reimburse Lessor the amount of such undercharge. If Lessor desires to contest such audit results, Lessor may do so by submitting the results of the audit to arbitration to the American Arbitration Association in Orange, California, under its Commercial Rules within ten (10) business days of receipt of the result of the audit, and the arbitration shall be final and binding upon Lessor and Lessee. Judgment on the award can be entered in a court of competent jurisdiction. Lessor’s obligation, if any, to pay such overage shall be abated during such arbitration proceeding. Lessee agrees to pay the cost of such audit, provided that, if the audit reveals that Lessor’s determination of Common Area Operating Expense due from Lessee as set forth in any statement sent to Lessee was in error in Lessor’s favor by more than five percent (5%), Lessor shall pay the cost of such audit.

(d)    Upon the expiration of earlier termination of this Lease, even though this Lease has terminated and Lessee has vacated the Premises, when the final determination is made of Lessee’s Share of Common Area Operating Expenses for the calendar year in which this Lease terminated, Lessee shall within thirty (30) days of written notice pay the entire increase over the estimated Lessee’s Share of Common Area Operating Expenses already paid. Conversely, any overpayment by Lessee shall be rebated by Lessor to Lessee not later than thirty (30) days after such final determination.

68.    INSURANCE.

(a) Lessor’s Insurance. At all times during the Lease Term, Lessor shall procure and keep in full force and effect the following insurance:

(i) All-Risk property insurance (including earthquake if coverage is available and commercially reasonable) insuring the Building and Alterations and Utility Installations owned by Lessor pursuant to Paragraph 7.4(a) of the Lease, Lessor’s equipment and Common Area furnishings, all in such amounts and with such deductibles as Lessor considers appropriate.

(ii) Commercial General Liability insuring its interest in the Building and Improvements.

(iii) Rental Value insurance, in the name of Lessor, with loss payable to Lessor, insuring the full rental and other charges payable by Lessee to Lessor under this Lease (including all real estate taxes, insurance costs, and any scheduled rental increases) for such period of time as Lessor shall from time to time determine. Lessee shall be liable for any deductible amount in the event of such loss.

(iv) Such other insurance as Lessor reasonably determines from time to time.

(b) Lessee’s Insurance. Lessee shall, at its sole cost and expense, keep in full force and effect the following insurance:

(i) Special Causes of Loss property insurance on “Lessee’s Property” for the full replacement value. Such policy shall contain an agreed amount endorsement in lieu of a coinsurance clause. “Lessee’s Property” is defined to be all Trade Fixtures, Utility Installations, improvements, betterments and personal property of Lessee located in or on the Premises, Common Areas or Building, excluding that which is required to be insured by Lessor’s All-Risk property insurance as set forth in subparagraph 68 (a) (i), above.

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DOCSOC/1636005v1/018854-0004

Exhibit 10.1

(ii) Commercial General Liability insurance insuring Lessee against any liability arising out of its use, occupancy or maintenance of the Premises or the business operated by Lessee pursuant to this Lease. Such insurance shall be in the amount of at least $2,000,000 per occurrence. Such policy shall name Lessor, Lessor’s wholly owned subsidiaries and agents, including without limitation Lessor’s property managers (William A. Budge, Inc. and Maureen M. Corona Corporation, dba McKenna & Co.) and any mortgagees, as additional insureds on a separate endorsement form at least as broad as the Insurance Service Organization’s “Additional Insured – Managers or Lessors of Premises” Endorsement.

(iii) Business automobile liability with a combined single limit of $1,000,000.

(iv) Worker’s Compensation insurance as required by state law.

(v) Any other form or forms of insurance or increased amounts of insurance as Lessor or any mortgagees of Lessor may reasonably require from time to time.

All such policies shall be written in a form and with an insurance company satisfactory to Lessor and any mortgagees of Lessor, and shall provide that Lessor, and any mortgagees of Lessor, shall receive not less than thirty (30) days’ prior written notice of any cancellation. Prior to or at the time that Lessee takes possession of the Premises, Lessee shall deliver to Lessor copies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Lessor. Lessee shall deliver to Lessor copies of or actual Endorsement of additional insureds within thirty (30) days of possession of the Premises by Lessee. Lessee shall, within thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals or “binders” thereof, or Lessor may order such insurance and charge the cost thereof to Lessee as additional rent.

(c) Forms of Policies. All policies maintained by Lessee will provide that they may not be terminated nor may coverage be reduced except after thirty (30) days’ prior written notice to Lessor; provided, however, that so long as Lessee maintains its policies of insurance in effect as required herein, in no event shall Lessee be in default of this Lease for failing to cause any one or more of such policies to provide the foregoing. All Commercial General Liability and All-Risk property policies maintained by Lessee shall be written as primary policies, not contributing with and not supplemental to the coverage that Lessor may carry.

(d) Adequacy of Coverage. Lessor, its subsidiaries, agents and employees make no representation that the limits of liability specified to be carried by Lessee pursuant to this paragraph 68 are adequate to protect Lessee. If Lessee believes that any of such insurance coverage is inadequate, Lessee will obtain such additional insurance coverage as Lessee deems adequate, at Lessee’s sole cost and expense.

(e) Certain Insurance Risks. Lessee shall not do or permit to be done any act or thing upon the Premises or the project of which the Premises area part which would (i) jeopardize or be in conflict with fire insurance policies covering the project or fixtures and property in the Project, (ii) increase the rate of fire insurance applicable to the project to an amount higher than it otherwise would be for the Agreed Use set forth at paragraph 1.8 of this Lease, or (iii) subject Lessor to any liability or responsibility for the injury to any person or persons or to property by reason of any business or operation being carried on upon the Premises.

69.    INDEMNIFICATION, WAIVER AND RELEASE.

69.1    Except for any injury to persons or damage to property that is caused by or results from the negligence or willful misconduct of Lessor, its employees, or agents, and subject to the provisions of paragraph 68, above, Lessee shall indemnify and hold Lessor, Lessor’s wholly owned subsidiaries and the employees and agents of Lessor and Lessor’s

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Exhibit 10.1

wholly owned subsidiaries, including without limitation Lessor’s property managers (William A. Budge, Inc. and Maureen M. Corona Corporation, dba McKenna & Co.), Lessor’s master or ground lessor, partners, and lenders (hereinafter collectively referred to as the “Indemnified Parties” and individually as an “Indemnified Party”) harmless from and against any and all demands, claims, causes of action, fines, penalties, damages, liabilities, judgments, and expenses (including without limitation reasonable attorneys’ fees) incurred in connection with or arising from:

(a) the use or occupancy or manner of use or occupancy of the Premises by Lessee or any authorized agent, employee, invitee or licensee of Lessee.

(b) any activity, work, or thing done or permitted by Lessee in or about the Premises, the Building, or the Project.

(c) any breach by Lessee or its employees, agents, contractors, or invitees of this Lease.

(d) any injury or damage to the person, property, or business of Lessee, its employees, agents, contractors, or invitees entering upon the Premises under the express or implied invitation of Lessee.

(e) any actual violation by Lessee of the ADA and/or any other law, rule, code or regulation.

(f) any injury or damage to the person, property, or business of Lessee, its employees, agents, contractors, or invitees entering upon the Premises, caused by the occurrence of any terrorist activity or any act of god.

If any action or proceeding is brought against an Indemnified Party by reason of the foregoing, Lessee, upon written notice from such Indemnified Party, shall defend the same at Lessee’s expense, with legal counsel reasonably satisfactory to Lessor.

69.2    To the fullest extent permitted by law, but subject to the express limitations on liability contained in paragraph 55 of this Lease, Lessor shall defend, indemnify, protect, save and hold harmless Lessee, its agents and any and all affiliates of Lessee, including without limitation, any corporations, or other entities controlling, controlled by or under common control with Lessee, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from the negligence or willful misconduct of Landlord, its employees or authorized agents in connection with the operation, maintenance or repair of the Building and/or the Common Areas of the Project. Lessee may, at its option, require Lessor to assume Lessee’s defense in actions covered by this paragraph 69.2 through counsel reasonably selected by Lessor. The provisions of this paragraph 69.2 shall expressly survive the expiration or sooner termination of this Lease. Lessor’s obligations under this paragraph 69.2 shall not apply in the event that the claim, liability, cost or expense is (i) caused by the negligence or willful misconduct of Lessee, or (ii) is covered by Lessee’s indemnity obligations set forth in paragraph 69.1 above.

70.    INTENTIONALLY OMITTED.

71.    ESTOPPEL CERTIFICATES.

71.1.    LESSEE STATEMENT. Lessee shall within ten (10) business days following written request by Lessor execute and deliver to Lessor any documents, including estoppel certificates, in a mutually acceptable form prepared by Lessor which shall provide the following information:

(a)    certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any;

Lessee Initials        Lessor Initials
DOCSOC/1636005v1/018854-0004

Exhibit 10.1

(b)    acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of the Lessor or stating the nature of any uncured defaults;

(c)    certifying the current Rent amount and the amount and form of Security Deposit on deposit with Lessor; and

(d)    certifying to such other information as Lessor, Lessor's agents, mortgagees, prospective mortgagees and purchasers may reasonably request.

Lessee's failure to deliver an estoppel certificate within ten (10) business days after delivery of Lessor's written request therefor shall be conclusive upon Lessee:

(a)    that this Lease is in full force and effect, without modification except as may be represented by Lessor;

(b)    that there are now no uncured defaults in Lessor's performance;

(c)    that not more than one (1) month's Rent has been paid in advance; and

(d)    that the other information requested by Lessor is correct as stated in the form presented by Lessor.

Lessee’s statement may be relied upon by any prospective purchaser of Lessor’s interest in the Premises or Project and by any prospective lender to Lessee.

71.2.     LESSOR STATEMENT. Lessor shall, at any time upon not less than ten (10) business days prior written notice from Lessee, in the event of a prospective assignment of this Lease by Lessee or of a prospective financing transaction, execute, acknowledge and deliver to Lessee a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect), and (ii) acknowledging that, to Lessor’s knowledge, there are no uncured defaults on the part of Lessee, or specifying each default if any are claimed, and (iii) setting forth all further information that Lessee or any assignee or prospective lender may reasonably require. Lessor’s statement may be relied upon by any prospective assignee of Lessee’s interest under this Lease and by any prospective lender to Lessee.

72.    FINANCIAL INFORMATION. Lessee shall, upon Lessor's request, deliver to Lessor the current financial statements of Lessee, and financial statements of the two (2) years prior to the current financial statements’ year, certified to be true, accurate and completed by the chief financial officer of Lessee, including a balance sheet and profit and loss statement for the most recent prior year, which statements shall accurately and completely reflect the financial condition of Lessee. Lessor agrees that it will keep such financial statements confidential, except that Lessor shall have the right to deliver the same to any proposed purchaser of the Premises, or any portion thereof and to the mortgagees or beneficiaries of Lessor or such purchaser, provided that such parties agree in writing to keep such statements confidential. The provisions of this Paragraph 72 shall not apply so long as Lessee remains a public company required to file quarterly and annual reports with the Securities and Exchange Commission.

73.    LESSOR PROVIDED IMPROVEMENTS.

A.    Description of Lessor Work. Lessor, at its sole cost and expense and separate from the Allowance (hereinafter defined), shall provide the following exterior improvements to the Premises (hereinafter “Lessor Work”):

Lessee Initials        Lessor Initials
DOCSOC/1636005v1/018854-0004

Exhibit 10.1

(i)	Repaint the exterior of both Buildings comprising the Premises using an exterior paint color set forth on Exhibit “G” attached hereto.

(ii)	Install new landscape and hardscape with respect to the Premises located at 2 Musick in accordance with the plans attached hereto as Exhibit “H”.

(iii)	Construct those certain ADA improvements accordance with the plans attached hereto as Exhibit “I”.

(iv)
Provide new “cool roof” coatings for both Buildings comprising the Premises in accordance with the specifications attached hereto as Exhibit “J” (the “Roof Work”), which work shall be done as described in paragraph 73.C below.

(v)	Complete the demolition of the interior improvements to the Premises located at 2 Musick in accordance with those certain demolition plans attached hereto as Exhibit “K”.
B.    Lessor Work Deadline. All of the above-described improvements shall be completed on or before August 31, 2013; provided, however, that said date shall be extended for such time as is required to complete all Punch List items in accordance with the provisions of Paragraph 73.D(ii), below (the “Lessor Work Deadline”). In the event all such Punch List items have not been completed by October 1, 2013, the January 1, 2014, Commencement Date shall be extended on a day-for-day basis until such Punch List items have been completed. Except for completion of Lessor’s Work, Lessor shall deliver the Premises to Lessee in broom clean condition, but otherwise in its “As-Is” condition, and Lessee shall accept the Premises in the broom clean condition that exists upon completion of Lessor’s Work.
C.    Roof Work. Notwithstanding anything to the contrary set forth herein, after the completion of the Lessee Improvements, Lessee in lieu of having Lessor complete the Roof Work, may elect to cause its Contractor (hereinafter defined) to complete the Roof Work concurrently with Lessee’s completion of the Lessee Improvements, with the cost and expense of same to be paid by Lessor, in addition to the Allowance; provided, however, that Lessor shall only be responsible for the cost of the roofing subcontractor, and not for the cost of the Contractor to supervise, administer and markup the roofing subcontractor’s bid since Lessor would not incur these costs if Lesser performed the Roof Work.. In the event Lessee elects to cause such Roof Work to be completed, (i) such Roof Work shall be completed in accordance with the specifications attached hereto as Exhibit “J”;(ii) Lessee shall competitively bid the Roof Work to three (3) contractors approved in writing by Lessor, which approval shall not be unreasonably withheld, conditioned or delayed, and one (1) contractor chosen by Lessor; (iii) Lessor shall have the right to review and approve the construction contract (the “Roof Work Contract”) with the contractor selected by Lessee to do the Roof Work (the “Roof Contractor”), which approval shall not be unreasonably withheld, conditioned or delayed, the Roof Work Contract shall contain a provision providing that the Roof Work Contract, and all subcontracts, shall be automatically assigned to Lessor, at Lessor’s election, in the event Lessee is in Breach thereof or in Breach of this Lease, (iv) the Roof Work Contract shall be in a “not-to-exceed” cost basis and shall provide that all warranties for the Roof Work extend to Lessor as well as Lessee, and (v) Lessor shall pay the Roof Contractor in the form of joint checks payable to the Roof Contractor and Lessee in accordance with the requirements for a Payment Request (hereinafter defined) as set forth in paragraph 74 hereof.
D.     Turnover Condition.
(i)    Prior to Lease Execution. Lessor, at Lessor’s sole cost and expense, is in the process of demolishing the interior of the Premises located at 2 Musick in accordance with the demolition plans, a summary of which is attached hereto as Exhibit “K”, which plans have been reviewed and approved by Lessee’s architect.
(ii)    Turnover Condition. When Lessor is of the opinion that the Lessor Work is substantially completed and the Turnover Condition (as defined below) has been achieved, then Lessor shall so notify Lessee. Lessee agrees that, upon such notification,

Lessee Initials        Lessor Initials
DOCSOC/1636005v1/018854-0004

Exhibit 10.1

Lessee will promptly (and not later than seven (7) business days after the day of Lessor’s notice) inspect the Premises with Lessor and, Lessee and Lessor shall mutually execute a commercially reasonable punch list (“Punch List”) which shall identify any uncompleted portions of the Lessor Work which Lessor and Lessee mutually agree remain to be completed. Lessee agrees that at the request of Lessor from time to time thereafter, Lessee shall promptly furnish to Lessor a revised Punch List reflecting the completion of any prior Punch List items. Notwithstanding the foregoing, Lessor shall complete all items identified on the Punch List within thirty (30) days following the date Lessor delivers notice to Lessee that the Premises are in Turnover Condition. “Turnover Condition” shall mean that Lessor has substantially completed each element of the Lessor Work, subject to delayed completion of certain minor elements of any such work to be included on the Punch List, so long as Lessee is able to immediately commence construction of the Lessee Improvements and continue to perform the Lessee Improvements in accordance with the Lease, notwithstanding the completion of the Punch List items, which shall be completed within thirty (30) days thereafter as set forth above. The date the Premises are in Turnover Condition shall be referred herein as the “Turnover Date.” In the event that Lessor’s contractor, Topline Supply, Inc., responsible for the interior demolition work at 2 Musick causes damage to the portions of 2 Musick that are intended to remain in the Building following the demolition that (i) are beyond the scope intended by the demolition plans attached hereto as Exhibit “K” and any change orders with respect thereto, and (ii) are material and not merely cosmetic or ordinary wear and tear in nature or by the nature of the approved demolition plans are not capable of being saved, Lessor shall have no obligation to repair any such damage, but shall use its best efforts to assure that Topline Supply, Inc., performs all such repairs included within its warranty in its demolition contract with Lessor. Lessor’s construction supervisor, Lessee’s construction supervisor, and a representative from Topline Supply, Inc., shall conduct a “walk-thru” of 2 Musick once the demolition work is completed and shall agree upon what material damage, if any, has been caused by Topline Supply, Inc. that is subject to repair under said warranty.
E.    Lessor Representation; Indemnity. Lessor represents and warrants to Lessee, as of the date of this Lease and again as of the date Lessor delivers the Premises to Lessee with the Lessor Work completed, that (i) the Lessor Work shall be completed in a good and workmanlike manner and in compliance with all applicable laws, municipal ordinances, building codes, permits and requirements of all governmental authorities having jurisdiction thereof, and (ii) Lessor shall have obtained final inspections and sign-offs by all authorities having jurisdiction thereof. If the Lessor Work does not comply with said warranty, Lessor shall promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense, for a period of one (1) year following completion of the Lessor Work. Said 1-year warranty shall apply separately for each item of Lessor Work set forth at Paragraph 73(A) (i) through (v), and shall commence as to each item thereof as of the date of the signed final inspection card with respect to such item of Lessor Work. Subject to the limitations set forth in Paragraph 8.8 of the Lease, Lessor shall indemnify, defend and hold harmless Lessee from any and all losses, costs, damages, liabilities and expenses, including reasonable attorneys’ fees, incurred by Lessee in connection with loss of life, personal injury and/or damage to property arising from or out of the Lessor Work, and by reason of any failure by Lessor to complete the Lessor Work on or before the Lessor Work Deadline in a good and workmanlike manner and in compliance with all applicable laws, municipal ordinances, building codes, permits and requirements of all governmental authorities having jurisdiction thereof.

74.    LESSEE IMPROVEMENTS; REMOVAL; ALLOWANCE.
A.    Lessee Improvements. Lessee intends to construct substantial interior improvements to both Buildings comprising the Premises (“Lessee Improvements”), including without limitation approximately 15,000 square feet of research and development and laboratory improvements (the R&D and Lab Improvements”) and approximately 12,000 square feet of manufacturing/clean room improvements (the “Manufacturing Improvements”) . In accordance with the provisions of Paragraph 7.3 of the Lease, Lessor shall have the right to approve Lessee’s space plan and architectural drawings, Lessee’s

Lessee Initials        Lessor Initials
DOCSOC/1636005v1/018854-0004

Exhibit 10.1

Contractor and subcontractors, the construction contract with Lessee’s Contractor, and with each subcontractor, architect, and engineer, each of which shall contain a provision providing that the contract with Lessee’s Contractor, and all subcontracts, shall be automatically assigned to Lessor, at Lessor’s election, in the event Lessee is in Breach thereof or in Breach of this Lease (provided, however, Lessor shall have no right to directly participate in the negotiation of any contract between Lessee and Lessee’s Contractor, Architect or Engineer or any subcontractor). Lessor, at no expense to Lessor, shall cooperate and assist Lessee with the acquisition of Lessee’s building permits for the Lessee Improvements, including, without limitation, executing any application or other commercially reasonable document required by any governmental authority to obtain such building permits. Notwithstanding anything to the contrary set forth herein, in no event shall Lessee or Lessee’s Contractor and subcontractors be required to employ any union labor for the completion of any of the Lessee Improvements. Lessor shall have the right at all times during construction of Lessee’s Improvements to periodic inspections of the construction in order to assure compliance with the Approved Plans (as said term is defined in Paragraph 74 B., below).
B.    Plan Approval; Pre-Construction Documents.
(i)    As used herein the term “Approved Plans” shall mean the Plans (as defined below), as and when approved in writing by Landlord. As used herein, the term “Plans” shall mean architectural and engineering plans and specifications covering the Lessee Improvements, or, following the construction of the Lessee Improvements, any additional Alterations to the Premises. The Plans shall be subject to Lessor’s approval and the approval of all local governmental authorities requiring approval of the work and/or the Approved Plans. Lessor shall give its approval or disapproval of the Plans within ten (10) business days after their delivery to Lessor. Should Lessor disapprove the Plans, such disapproval shall be accompanied by specific reasons for disapproval and a detailed list of requested revisions. Any revision requested by Lessor and accepted by Lessee, in its reasonable discretion, shall be incorporated into a revised set of Plans, and Lessor shall approve or disapprove the same in writing within five (5) business days of receipt without further revision. Said Plans approval process shall continue in the manner set forth herein until the Plans are approved by both Lessor and Lessee. Periodically throughout the design and architectural plans preparation process (but not less often than twice), Lessee’s architect shall provide Lessor’s and Lessee’s Representative’ and respective construction supervisors, and each proposed general contractor, with preliminary drawings in order to permit Lessee’s and Lessor’s Representatives to permit such parties to determine the projected estimated cost of construction in order to ascertain whether the anticipated construction costs exceed Lessor’s and Lessee’s reasonable anticipation of such cost, and to permit Lessee to revise said plans to reduce cost should Lessee elect to do so. Lessor agrees not to unreasonably withhold, delay or condition its approval of said Plans; provided, however, that Lessor shall not be deemed to have acted unreasonably if it withholds its approval of the Plans because, in Lessor’s commercially reasonable opinion, said Plans create a Design/Construction Problem (as said term is defined below) A “Design/Construction Problem” shall mean any of the following:
(a)    the Lessee Improvements as shown in the Plans are likely to materially and adversely affect the proper functioning of any mechanical, electrical, plumbing or HVAC systems, facilities or equipment in or serving the Building, the structure of the Building or the safety of the Building and/or its occupants;
(b)    the Lessee Improvements would violate any governmental laws, rules or ordinances, or covenants, condition and restrictions (or interpretations thereof);
(c)    the Lessee Improvements would materially and adversely affect the exterior appearance of the Building;
(d)    the Lessee Improvements might materially and adversely disturb access to or use of another tenant's premises;
(e)    the Lessee Improvements are expressly prohibited by any mortgage or trust deed encumbering the Building;

Lessee Initials        Lessor Initials
DOCSOC/1636005v1/018854-0004

Exhibit 10.1

(f)    the Lessee Improvements do not provide for materials satisfying the specifications attached hereto as Exhibit “L”, which materials have been reviewed and approved by Lessor, Lessee, Lessee’s architect; and
(g)    are unacceptable for any other commercially reasonable deficiency.
C.    Allowance. Lessor shall provide Lessee with a $6,750,000 allowance (the “Allowance”) toward the cost of construction of said Lessee Improvements. Lessee shall be responsible for all costs of Lessee Improvements in excess of $6,750,000. During calendar year 2013, subject to the satisfaction of the requirements set forth in Paragraph 74D, below, the Allowance may be used for all costs of construction of said Lessee Improvements, including architectural and engineering costs, construction supervision, construction permits, and costs to obtain required FDA permits and similar regulatory permits or approvals (the “FDA Permits”) for the conduct of Lessee’s business (including, but not limited to, hard and soft costs, consultant fees, validation activities, equipment, application fees and inspection costs pertaining to such FDA permitting). Commencing on January 1, 2014, the Allowance may only be used for the hard construction costs of said Lessee Improvements, the cost of obtaining construction permits, and the cost of obtaining FDA Permits provided, however, (i) not to exceed $750,000 of said Allowance may be used for the costs of obtaining the FDA Permits for the conduct of Lessee’s business, and (ii) a minimum of $700,000.00 of said Allowance must be used solely for the installation of new HVAC units (including plenums and controls) at the Premises; provided, however, that Lessee shall be responsible for the removal of the existing HVAC units and the distribution within the Premises of all HVAC ducting and all other HVAC installation costs. Attached hereto as Exhibit “M” is the currently anticipated budget prepared by Lessee with respect to the construction of Lessee’ Improvements setting forth the aggregate cost thereof (i.e. $10,015,000.00) by category of costs and by the months in which such costs are anticipated to be incurred (“Lessee Construction Budget”). As set forth in said Lessee Construction Budget, Lessee anticipates contributing $3,265,000.00 (“Lessee’s Construction Cost Contribution”) of the aggregate $10,015,000.00 Lessee Construction Budget. Lessee anticipates incurring $3,610,000.00 of said aggregate Lessee Construction Budget in calendar year 2013 (the “2013 Construction Costs”), with the balance anticipated to be incurred in calendar year 2014 or thereafter (the “2014 Construction Costs”). Lessor and Lessee acknowledge and agree that said Lessee Construction Budget is subject to revision during finalization of Lessee’s Plans, and may be subject to change orders during the construction process that will result in revisions to said Lessee Construction Budget. In the event there are subsequent changes to Lessee’s Construction Budget, the dollar amounts of the 2013 Construction Costs, the 2014 Construction Costs, and Lessee’s Construction Cost Contribution may similarly be revised, and Lessor shall fund as provided hereinabove all of the 2013 Construction Costs. Upon completion of the final Lessee Construction Budget, Lessee shall promptly commence and diligent complete the construction which is the subject thereof, subject to reasonable delays resulting from change orders and force majeure events.

D.    Selection of Contractor; Construction Meetings. A general contractor shall be retained by Lessee to construct the Lessee Improvements. Such general contractor (“Contractor”) shall be selected by Lessee, but subject to the approval of Lessor, which approval shall not be unreasonably withheld, conditioned or delayed. All general contractors receiving bid packages, and all subcontractors, must satisfy Lessor’s insurance requirements, a copy of which is attached hereto as Exhibit “N”, and copies of certificates of insurance evidencing that such insurance is in place must be delivered to Lessor prior to commencement construction. In addition, all general contractors and subcontractors must comply with Lessor’s Tenant Construction Rules and Guidelines attached hereto as Exhibit “O”. Lessee shall obtain from each contractor it desires Lessor to approve to receive a bid package a fully completed AIA A305 form, and shall deliver the same to Lessor. Lessor shall have ten (10) business days following receipt from a general contractor of a completed AIA Form A305 to approve or reasonably disapprove such general contractor, with any such reasonable disapproval supported by an explanation as to why such general contractor is not approved by Lessor. If for any reason Lessor fails to give Lessee written notice of Lessor’s approval or reasonable disapproval within the said ten (10) business day period, Lessor shall be

Lessee Initials        Lessor Initials
DOCSOC/1636005v1/018854-0004

Exhibit 10.1

deemed to have approved the proposed general contractor as a possible Contractor. Lessee hereby agrees that Topline Supply, Inc. is an approved general contractor and shall include Topline Supply, Inc. in the group of general contractors to receive a bid package. Lessee shall deliver to Lessor copies of all general contractor bids as received, and that with (i) respect to all “lump sum” bids the general contractors must include with their bids a bid cost breakdown, and (ii) with respect to all negotiated price contracts with a guaranteed maximum price, such general contractors shall include with their bids all subcontract bids and bid cost breakdown in a form reasonable acceptable to Lessor and Lessee. The Contractor finally selected by Lessee shall submit a billing cost breakdown for review and approval by Lessor and Lessee not less than fifteen (15) days prior to submittal of its first payment request. While Lessee is entitled to select the winning bidder notwithstanding that such winning bidder is not the lowest bidder, if it is not the lowest bidder (i) Lessee must provide Lessor with a reasonable written justification acceptable to Lessor for not selecting the lowest bidder, and (ii) Lessor may disapprove such bidder based upon the quality of such bidder’s work, its financial condition, or its current or prior litigation history. Lessee shall be solely responsible for all construction cost increases resulting from not selecting the lowest bidder, payment of which shall be governed by the provisions of Paragraph 74.E, below. Once construction of Lessee Improvements commences, and continuing throughout the construction process, Lessee shall at all times have a designated construction supervisor acceptable to Lessor responsible for supervision of all construction activity on Lessee’s behalf (“Lessee’s Construction Supervisor”), and prior to commencement of construction (and prior to any subsequent change in the identity of Lessee’s Construction Supervisor) shall notify Lessor in writing of the identity of such construction supervisor. .Lessee’s Construction Supervisor shall have by reason of education and experience the ability to supervise a construction project of the size and quality of Lessee’s Improvements. Lessor’s construction supervisor, shall be Loren Brucker (“Lessor’s Construction Supervisor”), until such time, if ever, Lessor notifies Lessee that it has retained a different person to serve as Lessor’s Construction Supervisor. Lessee’s Construction Supervisor, Lessor’s Construction Supervisor, and the Contractor, shall meet weekly at the Premises on the same day each week chosen by said parties, to discuss the status of construction, identify potential construction related issues, agree upon a plan of action, and to otherwise identify and resolve all construction related issues. Lessee’s Construction Supervisor and/or the Contractor shall promptly prepare written minutes of each such meeting which are to be approved and signed by each attendee of said meetings.

E.    Payments and Reimbursements. Lessor hereby agrees to make periodic payments from the Allowance of all costs set forth in the Lessee Construction Budget payable in calendar year 2013 as the performance of the Lessee Improvements progresses. Not later than January 15, 2014, Lessee shall reimburse Lessor that portion of funds advanced from the Allowance in 2013 that were not with respect to expenses set forth in the Lessee Construction Budget $6,000,000 line item entitled “Construction/HVAC” on the preliminary Lessee Construction Budget (the “Soft Cost Reimbursement”); provided, however, that the Soft Cost Reimbursement shall not include any FDA Permits costs incurred in 2013. Together with each monthly disbursement of draws from the Allowance during calendar year 2013, Lessor shall notify Lessee of the then aggregate amount of the Soft Cost Reimbursement amount payable on January 15, 2014. Following receipt of the Soft Costs Reimbursement, Lessor hereby agrees to make periodic payments from the Allowance in 2014 and thereafter of all costs set forth in the Lessee Construction Budget line item “Construction/HVAC” up to a maximum of $6,000,000, and Lessee hereby agrees to make all payments with respect to all line items in the Lessee Construction Budget other than “Construction/HVAC”. However, in the event that the amount of the final budgeted Construction/HVAC costs exceeds $6,000,000 (the “Final Budgeted Hard Construction Costs”), then, commencing as of January 1, 2014, Lessor and Lessee shall contribute towards the Remaining Combined Hard Construction Costs (as defined below) in the following percentage amounts:

Lessor’s percentage contribution shall be an amount (expressed as a percentage) equal to a fraction in which the numerator is the amount of the

Lessee Initials        Lessor Initials
DOCSOC/1636005v1/018854-0004

Exhibit 10.1

Remaining Lessor Hard Construction Cost Contribution and the denominator is the amount of the Remaining Combined Hard Construction Costs.

Lessee’s percentage contribution of each monthly draw shall be an amount (expressed as a percentage) equal to a fraction in which the numerator is the amount of the Remaining Tenant Hard Construction Costs Contribution and the denominator is the amount of the Remaining Combined Hard Construction Costs.

For purposes of these calculations:
(a) the “Remaining Combined Hard Constructions Costs” refers to the amount by which (i) the Final Budgeted Hard Construction Costs exceeds (ii) the amount of the Allowance paid by Lessor for Construction/HVAC costs prior to January 1, 2014;
(b) the “Remaining Lessor Hard Construction Cost Contribution” refers to the amount by which (A) $6,000,000 exceeds (B) the amount of the Allowance paid by Lessor for Construction/HVAC costs prior to January 1, 2014; and
(c) the “Remaining Tenant Hard Construction Cost Contribution” refers to the amount by which (A) the amount of the Final Budgeted Hard Construction Costs exceeds (B) $6,000,000.

In the event that after the determination of the Final Budgeted Hard Constructions Costs, change orders or other reasons cause such cost amount to be increased or reduced, the formula set forth above shall be applied to said increased or reduced costs in order to re-determine the cost sharing percentages in the manner set forth above with respect to the then remaining monthly disbursements of the Allowance. Lessor and Lessee hereby agree that all Payment Requests submitted by Lessee to Lessor shall be paid by Lessor in the form of joint checks payable to Lessee and Lessee’s Contractor. The Allowance shall be paid in accordance with the following terms and conditions:
(i)    Payment Request. During calendar year 2013, Lessee shall submit to Lessor from time to time, but not more often than once per month, requisitions (each such requisition being herein referred to as a “Payment Request”) for such periodic payment with respect to the portion(s) of the Lessee Improvements within any line item of the Lessee Construction Budget performed subsequent to the immediately preceding Payment Request (with the exception of the first Payment Request, which may be submitted to Lessor at any time after the date of this Lease). Beginning in calendar year 2014, Lessee shall submit to Lessor from time to time, but not more often than once per month, a Payment Request for such periodic payment only with respect to the portion(s) of the Lessee Construction Budget within the Construction/HVAC improvements line item performed subsequent to the immediately preceding Payment Request. Each Payment Request shall be in writing and accompanied by the following information:
(a)    written statement from Lessee setting forth (1) Lessee’s good faith estimate of the then total cost of the Lessee Improvements and the then total cost of the Construction/HVAC line item within the Lessee Construction Budget (hereinafter referred to as the “Total Cost”) which Total Cost may be adjusted from time to time as such Total Cost changes, (2) the amount of the Total Cost (as same may have been so adjusted) that has been paid by Lessee (identifying in each case the line item(s) in Lessee’s Construction Budget with respect to which payments have been made) or from prior Payment Requests, and (3) copies of all construction contracts, contracts and other agreements, change orders and other agreements relating to the Lessee Improvements, to the extent same have not been theretofore submitted to Landlord;
(b) An AIA Document G702/G703 and a current billing cost breakdown for each contractor and architect (and subcontractor if received by the Contractor) for which payment is requested, certified by the appropriate parties advance for costs supported by data submitted by each Lessee’s Contractor, each subcontractor and Architect

Lessee Initials        Lessor Initials
DOCSOC/1636005v1/018854-0004

Exhibit 10.1

in a written report on the progress of construction, conformity with the Plans and quality, percentage, and cost of work completed;
(c)     written statement from an authorized representative of Lessee stating that there are no mechanic’s lien claims pending or threatened against the Premises as a result of any portion of the Lessee Improvements previously performed;
(d)     partial lien waivers and general releases from each contractor, subcontractor, materialman and supplier to the extent of the amount paid to such parties as provided in such Payment Request (and final lien releases as to the final Payment Request);
(e)    copies of all permits obtained in connection with the Lessee Improvements, to the extent same have not been theretofore submitted to Landlord; and
(f)    for the final Payment Request only,
(i)    copies of all inspections and certifications obtained from the applicable governmental agencies confirming that the construction of the Lessee Improvements has been completed in accordance with the approved plans and specifications and all applicable building codes, and a copy of the record set of plans for the completed Lessee Improvements:
(ii)    A "Certificate of Substantial Completion" (AIA Document G704) issued by the Architect;

(iii)    An unconditional waiver and release of lien rights in a form acceptable to Lessor completed by Lessee’s Contractor verifying that the costs paid to date plus costs to be paid from the disbursement being requested shall constitute full and complete payment under such construction contract with Lessee’s Contractor. Prior to commencement of construction Lessor shall provide Lessee with a form of unconditional waiver and release of lien rights acceptable to Lessor;

(iv)    A list of (i) subcontractors who worked on Lessee’s Improvements, including their final contract amount and amount actually paid, and (ii) suppliers who provided materials for the Lessee’s Improvements;

(v)    Copies of all warranties provided by contractors and suppliers who provided labor or materials for Lessee’s Improvements; and

(vi)    A completed Affidavit of Completion prepared by Lessee’s Contractor in the form of Exhibit “P” attached hereto.
(ii)     Disbursement. On or before the last day of the calendar month following the calendar month in which a Payment Request is made (or within twenty [20] business days of Lessor’s receipt of a Payment Request if such Payment Request is made within the first nine [9] business days of the then current month), Lessor shall deliver a check to Lessee made payable jointly to Lessee and Lessee’s Contractor for payment of the amounts so requested by Lessee; provided, however disbursements made during calendar year 2013 only shall be made by check solely in the name of Lessee’s Contractor.
F.    Letter of Credit. As security for Lessor’s disbursement of the Allowance, Lessee shall deliver to Lessor contemporaneous with the execution of this Lease a Letter of Credit issued by Wells Fargo Bank, N.A. in the principal amount of $5,000,000.00. In the event the final Lessee Construction Budget results in an increase of the Construction/

Lessee Initials        Lessor Initials
DOCSOC/1636005v1/018854-0004

Exhibit 10.1

HVAC costs, prior to the commencement of construction of Lessee’s Improvements, Lessee shall increase the amount of the Letter of Credit by one hundred fifty percent (150%) of such increase above $6,000,000, up to a maximum increase in said Letter of Credit to $6,000,000. The Letter of Credit shall be in the form attached hereto as Exhibit “Q”, and shall remain in place until such time as a certificate of occupancy has been obtained for the Premises and Lessee has commenced business operations in the Premises by conducting all of its general office and administrative functions at the Premises and the clean room has been fully qualified.
G.    Removal; Restoration. As required by paragraph 7.4 of the Lease, upon the expiration or earlier termination of the Lease, Lessee shall be required to remove the R&D and Lab Improvements and Manufacturing Improvements, and restore that portion of the Premises to a shell condition; provided, however, that in the event that prior to the expiration or earlier termination of the Lease Term Lessor has obtained a replacement tenant that desires the R&D Lab and/or the Manufacturing Improvements remain, Lessor shall have the right to notify Lessee to not remove one or both of such improvements, so long as such notice is provided to Lessee prior to Lessee’s commencement of the previously-required removal and restoration work. Within sixty (60) days prior to expiration of the Lease, Lessor shall inform Lessee in writing of the required scope of such removal and restoration obligation. Lessee agrees to provide 10-days prior written notice to Lessor of the date upon which Lessee intends to commence removal of the R&D and Lab Improvements and the Manufacturing Improvements. Notwithstanding anything to the contrary set forth in the Lease, Lessee shall have the right to enter into the Premises to remove the R&D Lab and Lab Improvements for a period of three (3) consecutive months following the expiration or earlier termination of the Lease to cause such removal and/or restoration work; provided, however, in such event Lessee shall be a holdover tenant subject to the provisions of Paragraph 26 of the Lease. Further, except as may otherwise be required elsewhere in the Lease, in no event shall Lessee be obligated to cause the removal of any Alterations, including the Lessee Improvements, or to cause the restoration of the Premises to the condition required in this Lease, prior to the expiration or earlier termination of the Lease.
H.     Construction Staging Area. During its construction of the Lessee Improvements, Lessee shall have the right, as a component of such Lessee Improvements, to erect and maintain fences and gates for use by Lessee as a construction staging area on that portion of the Common Area, to be mutually agreed upon by Lessor and Lessee.
75.    REPRESENTATIVES.

A.    Lessor’s Representative. Lessor hereby designates Don Morton, Landlord’s Director – Field Asset Manager, telephone: (949) 759-5555, e-mail: donmorton@northwesternmutal.com (“Lessor’s Representative”) as Lessor’s representative and agent for receiving all matters of notices from Lessee related to the Lessee Improvements and the Lessor Work, with copies of notices to also be sent to William A. Budge, address: 19 Hammond, Suite 501, Irvine, California 92618, telephone: (949) 285-7670, e-mail: wabudge@aol.com, and Loren Brucker, address: P.O. Box 1743, Newport Beach, CA 92659 telephone: (949) 723-1600, e-mail: cadcolb@gmail.com, and Lessee shall deliver to such person all such notices from Lessee to be given hereunder with respect to same. Lessor’s Representative shall serve as a liaison between Lessor and Lessee with respect to the Lessee Improvements and the Lessor Work. Lessor may amend the designation of the foregoing individual at any time upon delivery of written notice to Lessee.

B.    Lessee’s Representative. Lessee hereby designates Rick Irribarren of Endologix, Inc., address: 11 Studebaker, Irvine, California 92618, telephone: (949) 595-7237, e-mail: riribarren@endologix.com (“Lessee’s Representative”), as Lessee’s primary representative and agent for receiving all matters of notices from Lessor related to the Lessee Improvements and the Lessor Work, with copies of notices to also be sent to Earl Hain of Endologix, Inc., address: 11 Studebaker, Irvine, California 92618, telephone: (949) 595-7208, e-mail: ehain@endologix.com, and Todd Abraham of Endologix, Inc., address: 11 Studebaker, Irvine, California 92618, telephone: (949) 595-7262, e-mail: tabraham@endologix.com, and Lessor shall deliver to such person all such notices from

Lessee Initials        Lessor Initials
DOCSOC/1636005v1/018854-0004

Exhibit 10.1

Lessor to be given hereunder with respect to same. Lessee’s Representative shall serve as a liaison between Lessor and Lessee with respect to the Lessee Improvements and the Lessor Work. Lessee may amend the designation of the foregoing individuals at any time upon delivery of written notice to Lessor.

76.    SECURITY DEPOSIT. Lessee may provide the first month’s Base Rent required by Paragraph 1.7(a), the first month Common Area Operating Expenses required by Paragraph 1.7 (b), and the security deposit required by Paragraph 1.7(c) of the Lease (i.e., a total of $395,184) either in cash or by a letter of credit issued by Wells Fargo Bank, N.A., in the form attached hereto as Exhibit “Q”. Said letter of credit shall remain in place throughout the Lease Term and any extended term. In the event Lessee has not paid to Lessor the first month’s Base Rent and Common Area Operating Expenses, (i.e., a total of $192, 899) by October 1, 2014, Lessor may immediately draw said amount from the letter of credit.

77.    UTILITY YARD; BACK-UP GENERATOR. Lessee shall have the right, at Lessee’s cost and expense, or, at Lessee’s election, by using a portion of the Allowance, to (a) erect and maintain fences and gates on a portion of the Common Area for use as a utility yard during the Term of this Lease, and (b) install in such area one back-up generator, in compliance with all required regulatory approvals and applicable covenants, conditions and restrictions, including screening and noise abatement procedures as may be reasonably required by Lessor. Lessee shall have the right to request Lessor to approve a second back-up generator, subject to all of the conditions or the Lease, including this paragraph 77. Such utility yard may also be used by Lessee for the storage and use of equipment, including, but not limited to, such back-up generator, air compressors, air conditioning systems, gasoline (but only if contained within the back-up generator gasoline tank) and propane tanks (each in such quantity and in such storage containers as may be approved by Lessor), and other equipment conducive to Lessee’s use of the Premises and approved by Lessor. Lessee will be responsible to resolve all issues that arise from the operation of the back-up generator and other equipment located in the utility yard, including without limitation noise, general cleanliness, adequate containment, on-load and off-load procedures involving gasoline, diesel fuel, and other Hazardous Substance to Northwestern's reasonable satisfaction. Lessor’s onsite management personnel shall routinely monitor these issues. In accordance with the requirements of Paragraph 7.1(c) of the Lease, Lessor shall have the right to take any required actions to resolve any problems if Lessee fails to do so within a reasonable period of time, and Lessee shall reimburse Northwestern for all costs incurred in taking any such actions to resolve such problems within ten (10) business days following receipt of an invoice therefor, accompanied by supporting invoices from the vendors describing such work. Lessee shall be responsible for the maintenance of utility yard and equipment located therein, and Lessee shall be required to remove the same upon the expiration or earlier termination of the Lease.

78.    ROOF EQUIPMENT. Lessee shall have the right, at Lessee’s sole cost and expense, or by using a portion of the Allowance, to install roof equipment (i.e. satellite dishes, solar panels, etc.) in locations to be mutually agreed upon at no additional rent; provided Lessee submits to Lessor specification sheets and weight load information for any proposed equipment to be installed. All roof equipment shall comply with all applicable regulatory requirements and covenants, conditions and restrictions, including without limitation location and screening. Lessor has the right to decline any proposed roof equipment which does not meet approval upon structural engineer review. At the end of the Lease Term, Lessee shall be responsible for the removal of all such roof equipment and for repairs to roof deck (i.e. roof penetrations) caused by Lessee’s installed roof equipment. All roof repairs shall be done by a contractor approved by Lessor.

[Signatures appear on following page.]

Lessee Initials        Lessor Initials
DOCSOC/1636005v1/018854-0004

Exhibit 10.1

IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date set forth on the Lease.

LESSOR: THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation By:/s/ Don Morton Name: Don Morton Its:Director-Field Asset Mgmt Date: June 12, 2013	LESSEE: ENDOLOGIX, INC., a Delaware corporation By: /s/ John McDermott Name:John McDermott Its:President and CEO Date: June 12, 2013

Lessee Initials        Lessor Initials
DOCSOC/1636005v1/018854-0004